Exhibit 2.1

ASSET PURCHASE AGREEMENT

dated as of August 7, 2018

by and between

GE Capital Global Holdings, LLC, as Seller,

and

Starwood Property Trust, Inc., as Buyer

ARTICLE VIII

RESERVED

ARTICLE IX

TAX MATTERS

Section 9.01.	Pre-Closing Indemnification	43
Section 9.02.	Straddle Periods	43
Section 9.03.	Transfer Taxes	44
Section 9.04.	Refunds	44
Section 9.05.	Tax Cooperation	44
Section 9.06.	Post-Closing Actions	45

ARTICLE X

CONDITIONS TO CLOSING

Section 10.01.	Conditions to Obligations of Seller	45
Section 10.02.	Conditions to Obligations of Buyer	46
Section 10.03.	Frustration of Closing Conditions	47
Section 10.04.	Waiver of Closing Conditions	47

ARTICLE XI

TERMINATION

Section 11.01.	Termination	47
Section 11.02.	Notice of Termination	48
Section 11.03.	Effect of Termination	48

ARTICLE XII

INDEMNIFICATION

Section 12.01.	Survival	49
Section 12.02.	Indemnification by Seller	50
Section 12.03.	Indemnification by Buyer	51
Section 12.04.	Notification of Claims	52
Section 12.05.	Exclusive Remedies	53
Section 12.06.	Additional Indemnification Provisions	53
Section 12.07.	Mitigation	54
Section 12.08.	Third Party Remedies	54
Section 12.09.	Limitation on Liability	54
Section 12.10.	Characterization of Payments	54

This ASSET PURCHASE AGREEMENT, dated as of August 7, 2018 (the “Agreement Date”), is made by and between GE Capital Global Holdings, LLC, a Delaware limited liability company (“Seller” and, together with the Seller Designees, the “Seller Parties”), and Starwood Property Trust, Inc., a Maryland corporation (“Buyer” and, together with Seller, the “Parties”).

PRELIMINARY STATEMENTS

A.Each of the Seller Parties (other than Seller) is an Affiliate of Seller.

B.The Seller Parties desire to sell to Buyer, and Buyer desires, in the manner specified herein, to purchase from the Seller Parties all of the Transferred Assets (as hereafter defined), and to assume all of the Assumed Liabilities (as hereafter defined), in each case on the terms and subject to the conditions set forth in this Agreement.

C.Concurrently with the execution and delivery of this Agreement, Seller and Buyer have entered into (i) that certain Transition Services Agreement, dated as of the Agreement Date (the “Transitional Services Agreement”) and (ii) that certain Employee Matters Agreement, dated as of the Agreement Date (the “Employee Matters Agreement”), the effectiveness of each which shall conditioned upon the occurrence of the Closing.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.Certain Defined Terms. Capitalized terms used in this Agreement have the meanings specified in Exhibit A.

ARTICLE II

PURCHASE AND SALE; CLOSING

Section 2.01.Purchase and Sale of the Transferred Assets.

(a)Transferred Assets. On the terms and subject to the conditions set forth in this Agreement and subject to the exclusions set forth in Section 2.01(b) and Section 2.02, at the Closing, Seller shall (and Seller shall cause each of its Affiliates and the other applicable Seller Parties to) sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from each such Seller Party, all of such Seller Party’s right, title and interest in, to and under the following assets, properties and rights, as the same shall exist immediately prior to the Closing free and clear of all Liens (other than Permitted Liens) (collectively, the “Transferred Assets”):

(i)(A) the Transferred Financing Contracts, (B) the contracts set forth in Section 2.01(a)(i) of the Disclosure Schedules and (C) any other agreements exclusively related to the Business whether entered into before, on or after the Agreement Date (other than, for the avoidance of doubt, any agreements entered into in connection with, or in contemplation of, the sale or possible sale of the Business to a third party) and, in each case, any and all rights thereunder (collectively, the “Assumed Contracts”);

(ii)all accounts, notes and other receivables exclusively arising from or relating to the Transferred Assets (which includes, without duplication, all accrued and unpaid interest and all Fees (including any overdue Fees accrued and not otherwise waived) that relate to any Transferred Assets but not any cash or cash equivalents held by any Seller Party or Affiliates thereof);

(iii)the Transferred Intellectual Property and all rights to sue or recover damages for past, present and future infringement, misappropriation or other violation thereof;

(iv)all rights, claims (including claims for indemnity and contribution), credits or rights of set-off against third parties exclusively arising from or relating to the Transferred Assets or the Assumed Liabilities, including in any collateral securing the Transferred Assets;

(v)the Transferred Books and Records;

(vi)all assets expressly assumed by Buyer pursuant to the Employee Matters Agreement; and

(vii)the assets set forth on Section 2.01(a)(vii) of the Disclosure Schedules.

(b)Excluded Assets. The Seller Parties and their Affiliates shall not sell, assign, transfer or convey to the Buyer and the Buyer shall not purchase any of the Seller Parties’ or any of their Affiliates’ right, title and interest in and to any assets of the Seller Parties and the Affiliates not included in the Transferred Assets (the “Excluded Assets”).

(c)Assumed Liabilities.  On the terms and subject to the conditions set forth in this Agreement and subject to the exclusions set forth in Section 2.01(d), Buyer shall, effective at the Closing, assume and thereafter timely pay, discharge and perform in accordance with their terms, all Liabilities of the Seller Parties to the extent arising from or related to any of the Transferred Assets and not satisfied or extinguished, as the same shall exist on or after the Closing Date (the “Assumed Liabilities”). Without limiting the generality of the foregoing, subject to Section 2.01(d), the Assumed Liabilities shall include the following Liabilities:

(i)all Liabilities reflected on the Final Settlement Statement;

(ii)all Liabilities arising under any of the Assumed Contracts, including any funding obligations arising under any such Assumed Contracts;

(iii)all Liabilities for Taxes imposed on, or arising with respect to, any of the Transferred Assets for any taxable period (or portion thereof) beginning after the Closing Date;

(iv)all Transfer Taxes;

(v)accrued but unpaid expenses relating to Continuing Employees (including any accrued but unpaid payroll, bonus, incentive compensation and other employee- related expenses), as finally determined and reflected in the Final Settlement Statement; and

(vi)all Employment Liabilities expressly transferred or assumed by Buyer or its Affiliates pursuant to the Employee Matters Agreement.

(d)Excluded Liabilities. Buyer is not assuming or agreeing to pay or discharge any Liabilities of the Seller Parties other than the Assumed Liabilities (all such Liabilities, collectively, the “Excluded Liabilities”). For the avoidance of doubt, the term “Excluded Liabilities” includes:

(i)all Liabilities of the Seller Parties or any of their respective Affiliates to the extent they did not arise from the Transferred Assets;

(ii)subject to Section 2.02, any fees, costs and expenses incurred or subject to reimbursement by Seller or any of its Affiliates in connection with the preparation, negotiation and execution of the Transaction Agreements and the Transactions;

(iii)any Liability arising out of, relating to or incurred in connection with any securities (equity or debt) issued by any Seller Party;

(iv)any Liability for Taxes imposed on, or arising with respect to, the Business, the Business Employees or any of the Transferred Assets for any taxable period (or portion thereof) ending on or before the Closing Date; and

(v)any Liability expressly assumed or retained by the Seller Parties pursuant to the Employee Matters Agreement hereof, including the Excluded Employment Liabilities.

Section 2.02.Assignment of Certain Transferred Assets and Assumed Liabilities.

(a)Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent or other action of a third party (including any Government Authority), would constitute a breach or other contravention thereof or a violation of Law, unless and until such consent is obtained. Subject to Section 6.04 and Section 6.05, Seller will, and will cause each of the other Seller Parties to, use its commercially reasonable efforts to seek any third party consent necessary for the transfer or assignment of any such Transferred Asset, claim, right or benefit to Buyer. Notwithstanding anything to the contrary herein, no Seller Party, nor any of their Affiliates, shall be required to compensate any third party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Assumed Liability) to any third party in connection with the Seller Parties’ obligations under this Section 2.02(a).

(b)If, as of the fifth Business Day prior to the Closing Date, any such third party consent in respect of a Transferred Asset has not been obtained, or if an attempted transfer or assignment thereof would be ineffective or a violation of Law, the Seller Parties and Buyer will, at the Closing, to the extent permitted under such Assumed Contracts and except with respect to any rights to act as Agent (which rights are the subject of Section 6.09), enter into customary arrangements under which Buyer would, in compliance with Law, obtain the benefits and assume the obligations and bear the economic burdens associated with such Transferred Asset or Assumed Liability, claim, right or benefit in accordance with this Agreement (a “Participation Agreement”) and Seller would hold such Transferred Assets for Buyer, which arrangements will be in form satisfactory to the Parties, each acting reasonably, and such customary arrangements will include subcontracting, sublicensing or subleasing to Buyer such Transferred Asset, Assumed Liability, claim, right or benefit by entering into an arrangement under which (i) the Seller Parties would hold such Transferred Assets for Buyer and enforce for the benefit (and at the expense) of Buyer any and all of their rights against a third party associated with such Transferred Asset, Assumed Liability, claim, right or benefit, (ii) the Seller Parties would promptly pay to Buyer when received all monies received by them under any such Transferred Asset, Assumed Liability, claim, right or benefit (net of the Seller Parties’ expenses incurred in connection with any such arrangement contemplated by this Section 2.02(b)), and (iii) notwithstanding any designation by Buyer pursuant to Section 2.04, Buyer, at its expense, will perform (or cause each Designated Buyer Entity to perform) all of the Seller Parties’ obligations thereunder. Unless otherwise required by applicable Law or any Financing Contract, the Parties agree, in the case of a Transferred Asset that is the subject of an arrangement described in this Section 2.02(b) to which a Seller Party and Buyer (or an Affiliate of Buyer to which the relevant rights hereunder have been assigned in accordance with Section 13.06) are parties, (i) to treat, for applicable Tax purposes, (A) such Seller Party as the agent of Buyer (or such Affiliate) and (B) Buyer as the owner of such Transferred Asset and (ii) not to take any position that is inconsistent with such treatment. Without limiting the terms of any Participation Agreement, assuming Buyer and its Affiliates performance of their obligations pursuant to each Participation Agreement, Seller shall, and shall cause each of the other Seller Parties to, perform the obligations pursuant to each Participation Agreement for the term of such Participation Agreement.

(c)For the avoidance of doubt, any Transferred Asset or Assumed Liability or any claim or right or any benefit arising thereunder or resulting therefrom, subject to the arrangements pursuant to this Section 2.02 (including any Participation Agreement), shall be deemed a Transferred Asset or Assumed Liability for all purposes of this Agreement.

(d)Notwithstanding the foregoing, the Seller Parties shall have no obligation to seek any consent necessary for the transfer or assignment of any such Transferred Asset, Assumed Liability, claim, right or benefit to Buyer after the date that is 90 days following the Closing Date.

Section 2.03.Closing. The closing of the sale and purchase of the Transferred Assets and the assumption of the Assumed Liabilities (the “Closing”) shall take place at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, at 9:00 a.m. (New York time) on the date that is the third Business Day after the date on which all Closing Conditions are satisfied or waived in writing (to the extent permitted by applicable Law) in accordance with Article X (other than those Closing Conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those Closing Conditions at the Closing), or on such other date or at such other time or place as the Parties may mutually agree in writing; provided,  however, that, notwithstanding the foregoing, in no event shall the Closing occur earlier than September 17, 2018. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” For all purposes under this Agreement and each other Transaction Agreement, (x) all matters at the Closing will be considered to take place simultaneously and (y) the Closing shall be deemed effective as of 12:01 a.m. (New York time) on the Closing Date (the “Effective Time”).

Section 2.04.Designated Buyer Entities. Buyer shall have the right to designate that all or any portion of the Transferred Assets will be transferred at Closing to one or more Designated Buyer Entities and that all or a portion of the Assumed Liabilities will be assumed by one or more Designated Buyer Entities by making such designations in writing to Seller at any time prior to the third (3rd) Business Day prior to Closing (in each case, so long as such designation would not prevent or delay the transfer of such portion of the Transferred Assets to such Designated Buyer Entity at the Closing, including any transfer pursuant to Section 2.02). Seller agrees that it will transfer at the Closing the Transferred Assets in accordance with any such designations provided by Buyer pursuant to this Section 2.04 and such designee shall assume at the Closing the Assumed Liabilities, all in accordance with this Agreement. Buyer shall be entitled to designate as many controlled Affiliates of Buyer as Designated Buyer entities as Buyer determines to be appropriate. Notwithstanding anything to the contrary set forth in this Section 2.04, no designation to any Designated Buyer Entity shall in any manner limit, affect or relieve Buyer’s obligations hereunder (or under any Participation Agreement).

ARTICLE III

PURCHASE PRICE

Section 3.01.Purchase Price. The aggregate consideration to be paid by Buyer (in accordance with Section 3.03(b)) to Seller (for the benefit of the Seller Parties) for the sale of the Transferred Assets and the obligations of Seller set forth in this Agreement shall be (a) $2,163,408,083.05 in cash (the “Purchase Price”) (giving effect to any upward or downward Post-Closing Adjustment pursuant to Section 3.06); and (b) the assumption by Buyer of the Assumed Liabilities on the terms and subject to the conditions of this Agreement.

Section 3.02.Certain Closing Deliverables. At the Closing:

(a)Seller shall deliver or cause to be delivered to Buyer the following:

(i)a receipt for the Closing Payment, duly executed by Seller;

(ii)a counterpart of each assignment agreement, which, in the case of any Transferred Financing Contract, shall be substantially in the form of the relevant Standardized Form (collectively, the “Assignment and Assumption Agreements”), duly executed by the Seller Parties that are to transfer Transferred Assets to Buyer at the Closing;

(iii)the Cut-Off Date Portfolio Tape;

(iv)a certificate of non-foreign status that complies with Section 897 and Section 1445 of the Code, duly executed by each Seller Party that is organized in the U.S.; and

(v)a certificate of a duly authorized officer of Seller certifying as to the matters set forth in Section 10.02(a).

(b)Buyer shall deliver or cause to be delivered to Seller the following:

(i)the Closing Payment, as specified in the Closing Notice, by wire transfer of immediately available funds, to an account or accounts as directed by Seller in the Closing Notice;

(ii)a counterpart of each Assignment and Assumption Agreement, duly executed by Buyer; and

(iii)a certificate of a duly authorized officer of Buyer certifying as to the matters set forth in Section 10.01(a).

Section 3.03.Closing Payment.

(a)Not more than five (5) Business Days, but not fewer than three (3) Business Days, before the Closing Date, Seller shall prepare and deliver to Buyer good faith estimates of the Closing Transferred Assets Amount (the “Estimated Closing Transferred Assets Amount”) and either the resulting calculation of (x) the amount, if any, by which the Estimated Closing Transferred Assets Amount exceeds the Signing Date Transferred Assets Amount (the “Estimated Closing Transferred Assets Excess Amount”) or (y) the amount, if any, by which the Signing Date Transferred Assets Amount exceeds the Estimated Closing Transferred Assets Amount (the “Estimated Closing Transferred Assets Shortfall Amount”), as the case may be, and provide Buyer with a notice (the “Closing Notice”) that includes the following:

(i)a  “Statement of Estimated Closing Transferred Assets Amount,” in the format set forth on Section 3.03(a)(i) of the Disclosure Schedule, which sets forth an illustrative calculation of the Closing Transferred Assets Amount assuming the amounts set forth therein were calculated based on the Signing Date Portfolio Information set forth in the Signing Date Portfolio Tape;

(ii)the amount to be paid by Buyer to Seller (for the benefit of the Seller Parties) at Closing (the “Closing Payment”), which shall be an amount equal to the

Purchase Price either (A) plus the Estimated Closing Transferred Assets Excess Amount or (B) minus Estimated Closing Transferred Assets Shortfall Amount; and

(iii)the account or accounts to which Buyer shall pay the Closing Payment.

(b)At the Closing, Buyer shall pay to Seller (for the benefit of the Seller Parties) an aggregate amount equal to the Closing Payment. The Closing Payment and other payments made to Seller under this Agreement shall be paid to Seller for its own account and as agent for the account of the other Seller Parties.

Section 3.04.Post-Closing Statements.

(a)As promptly as practicable (but no later than sixty (60) days after the Closing Date), Seller shall prepare and deliver to Buyer a statement (the “Initial Settlement Statement”) setting forth the Closing Transferred Assets Amount, which shall be in the format set forth on Section 3.03(a)(i) of the Disclosure Schedule. The Initial Settlement Statement shall include supporting schedules and all other relevant details to enable a detailed review by Buyer thereof.

(b)In connection with Seller’s preparation of the Initial Settlement Statement, to the extent Seller does not have all relevant information in its possession, Buyer shall promptly, and in any event within such time frame as reasonably required by Seller, make available to Seller and its Representatives all relevant information and the individuals in Buyer’s and Buyer’s Affiliates’ employ and responsible for and knowledgeable about the information to be used in the preparation of the Initial Settlement Statement to respond to the reasonable inquiries of, or requests for information by, Seller or its Representatives.

(c)During the sixty (60)-day period immediately following Buyer’s receipt of the Initial Settlement Statement and the other information referred to in Section 3.04(a) (the “Review Period”), Buyer and its Representatives shall be permitted to review Seller’s work papers used to prepare the Initial Settlement Statement, and Seller shall reasonably promptly, make available the individuals in its and its Affiliates’ employ or engagement who are responsible for and knowledgeable about the information used in, and the preparation of, the Initial Settlement Statement in each case who are reasonably necessary to respond to the reasonable inquiries of, or requests for information by, Buyer or its Representatives.

(d)Seller agrees that, following the Closing through the date that the Final Settlement Statement becomes conclusive and binding upon the Parties in accordance with this Article III, it will not (and will cause its Affiliates not to) take any actions with respect to any books, records, policies or procedures on which the Initial Settlement Statement is based or on which the Final Settlement Statement is to be based that are inconsistent with the past practice of the Business or that would impede or delay the determination of the Closing Transferred Assets Amount or the preparation of the Notice of Disagreement or the Final Settlement Statement in the manner and utilizing the methods required by this Agreement.

Section 3.05.Reconciliation of Post-Closing Statements.

(a)Buyer shall notify Seller in writing (the “Notice of Disagreement”) before the expiration of the Review Period if Buyer does not agree with the Initial Settlement Statement or the Closing Transferred Assets Amount set forth therein.  The Notice of Disagreement shall set forth in reasonable detail the basis for such dispute, the amounts involved and Buyer’s determination of the Closing Transferred Assets Amount. If Buyer does not deliver a Notice of Disagreement before the expiration of the Review Period, or if Buyer notifies Seller in writing during the Review Period that it will not submit a Notice of Disagreement before the expiration of the Review Period, then the Initial Settlement Statement shall become conclusive and binding on the Parties and shall be deemed to be the Final Settlement Statement.

(b)During the forty-five (45)-day period immediately following the delivery of a Notice of Disagreement (the “Consultation Period”), Seller and Buyer shall seek in good faith to resolve all differences that they may have with respect to the matters specified in the Notice of Disagreement.

(c)If, at the end of the Consultation Period, Seller and Buyer have been unable to resolve all differences that they may have with respect to the matters specified in the Notice of Disagreement, Seller and Buyer shall each have the right to submit all (but not less than all) matters that remain in dispute with respect to the Notice of Disagreement (along with copies of the Initial Settlement Statement and Notice of Disagreement marked to indicate those line items that are not in dispute) to PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP is unable or unwilling to serve in such capacity, Ernst & Young LLP (and if both PricewaterhouseCoopers LLP and Ernst & Young LLP are unable or unwilling to serve in such capacity, to such other internationally recognized public accounting firm as shall be agreed upon in writing by Seller and Buyer, or, if applicable, appointed pursuant to the last sentence of this Section 3.05(c)) (the “Independent Accounting Firm”). The Parties shall instruct the Independent Accounting Firm to, within thirty (30) days after the selection of the Independent Accounting Firm, evaluate the appropriate amount of each line item in the Initial Settlement Statement as to which Seller and Buyer disagree as set out in the Notice of Disagreement, and to make a final determination in writing, binding on the Parties, of the appropriate amount with respect to each such line item by selecting in its entirety for such line item either the position submitted by Seller or the position submitted by Buyer pursuant to this Section 3.05(c) that the Independent Accounting Firm believes is, or is closest to, the most accurate calculation with respect to such disputed line item. The Independent Accounting Firm shall only consider issues raised in the Initial Settlement Statement or the Notice of Disagreement. A copy of all materials submitted to the Independent Accounting Firm pursuant to this Section 3.05(c) shall be provided by Seller or Buyer, as applicable, to the other Party concurrently with the submission thereof to the Independent Accounting Firm. The Independent Accounting Firm shall adopt in its entirety the position of one of the Parties on each disputed line item and shall not choose any other figure for any such disputed line item but, for the avoidance of doubt, may adopt one Party’s position on some line items and the other Party’s position on other line items. During such determination period, the Independent Accounting Firm also shall (i) prepare a statement setting forth the Closing Transferred Assets Amount based upon all line items not disputed by the Parties and the line items determined by the Independent Accounting Firm and (ii) determine the amount of the Closing Transferred Assets Amount reflected on such statement, in each case, in accordance with this Agreement, which determination shall be conclusive and binding on the Parties, absent manifest error. The statement of the Closing Transferred Assets Amount that is conclusive and binding on the Parties, as determined either through agreement of the Parties pursuant to Sections 3.05(a) or 3.05(b), or through the action of the Independent Accounting Firm pursuant to this Section 3.05(c), is referred to as the “Final Settlement Statement.” In the event that the parties are unable to, where applicable, agree on the appointment of an internationally recognized public accounting firm to serve as the Independent Accounting Firm for a period of thirty (30) days or more, each party is hereby authorized to cause such appointment to be made by the ICC International Centre for ADR in accordance with the rules for the Appointment of Experts and Neutrals of the International Chamber of Commerce (the “ICC”).

(d)The cost of the Independent Accounting Firm’s review and determination (including any costs of the ICC, if applicable) shall be borne by the Party whose aggregate position with respect to the Closing Transferred Assets Amount is further from the Closing Transferred Assets Amount as determined by the Independent Accounting Firm pursuant to Section 3.05(c) and set forth in the Final Settlement Statement or, if the aggregate positions of each Party with respect to the Closing Transferred Assets Amount are equidistant from the Closing Transferred Assets Amount as determined by the Independent Accounting Firm pursuant to Section 3.05(c), then the cost of the Independent Accounting Firm’s review and determination shall be borne equally by the Parties. During the review by the Independent Accounting Firm, Buyer and Seller and their respective accountants will each make available to the Independent Accounting Firm interviews with such individuals, and such information, books and records and work papers, as may be reasonably required by the Independent Accounting Firm to fulfill its obligations under Section 3.05(c);  provided,  however, that the accountants of Seller or Buyer shall not be obliged to make any work papers available to the Independent Accounting Firm except in accordance with such accountants’ normal disclosure procedures and then only after the Independent Accounting Firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

Section 3.06.Post-Closing Adjustment. For purposes of this Agreement, “Post- Closing Adjustment” means (a) the amount of Closing Transferred Assets Amount set forth in the Final Settlement Statement less (b) the Estimated Closing Transferred Assets Amount set forth in the Statement of Estimated Closing Transferred Assets Amount. If the Post-Closing Adjustment is a positive amount, then Buyer shall pay in cash to Seller the amount of the Post- Closing Adjustment, in accordance with Section 3.07. If the Post-Closing Adjustment is a negative amount, then Seller (on behalf of itself and as agent for the account of the other Seller Parties) shall pay in cash to Buyer an amount equal to the absolute value of the Post-Closing Adjustment, in accordance with Section 3.07. Any payment pursuant to this Section 3.06 shall be made within three (3) Business Days after the Final Settlement Statement becomes such, together with interest thereon at the Interest Rate calculated and payable in cash in accordance with Section 13.18.

Section 3.07.Payments and Computations. Except for the payment of the Closing Payment (which shall be paid at the Closing), each Party shall make each payment due to another Party not later than 5:00 p.m. (New York time) on the day when due. All payments (including the Closing Payment) shall be paid by wire transfer of immediately available funds to the account or accounts designated in advance by the Party receiving such payment. All computation of interest shall be made in accordance with Section 13.18.

Section 3.08.Tax Withholding. Buyer shall not deduct or withhold any Taxes from any amounts payable pursuant to this Agreement unless such deduction or withholding of Taxes is required under applicable Law. In the event any applicable Law requires the deduction or withholding of any Tax from any such payments, then, in accordance with this Section 3.08, Buyer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable Law. Buyer shall use good faith efforts to notify the Seller at least five (5) Business Days prior to Closing of any deduction or withholding that it reasonably believes may be required to be made by it pursuant to this Section 3.08, and shall consider in good faith any claim by the Seller that, and shall reasonably cooperate with Seller to determine if, such deduction or withholding is not required under applicable Law, and GE will (i) provide any information and documentation requested by Buyer that is reasonably necessary to demonstrate or evidence an exemption from (or reduction in) any such deduction or withholding, and (ii) reasonably cooperate with the completion or filing of any withholding or similar tax certificate that can be completed or filed to demonstrate an exemption from (or reduction in), or to determine the amount of, any such deduction or withholding; provided that if the Parties are unable to agree on such amount within five (5) Business Days or such longer period as reasonably agreed to by the Parties, Seller shall have the opportunity, at Seller’s expense, to deliver to Buyer within five (5) Business Days a should-level opinion of a law firm or accounting firm, reasonably satisfactory to Buyer in form and substance and upon which Buyer can rely, to the effect that such withholding should not be required under the relevant Law and (i) if such opinion is provided and determined by Buyer to be reasonably satisfactory in form and substance to Buyer, Buyer shall not deduct or withhold from the applicable payment under such Law, and, if the applicable payment has already been made to a Seller Party (for the avoidance of doubt, less the disputed amount), Buyer shall pay the disputed amount to the Seller Party, and (ii) in the absence of such an opinion, Buyer shall be entitled to deduct and withhold from the applicable payment in accordance with such Law (and Seller shall be responsible for any late payment penalties and interest resulting from the failure of Seller to provide such an opinion or from the failure to timely pay over any such deduction or withholding to the applicable governmental authority as a result of the provisions of this Section 3.08 (for the avoidance of doubt, except to the extent that such late payment penalties and interest result from Buyer’s gross negligence or willful misconduct)). To the extent that amounts are so deducted and withheld in accordance with this Section 3.08 and remitted to the appropriate Taxing Authority, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Seller Party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that, except as set forth in the Disclosure Schedules:

Section 4.01.Incorporation and Authority of the Seller Parties; Enforceability.

(a)Section 4.01(a) of the Disclosure Schedules sets forth a true, correct and complete list of all the Affiliates of Seller that conduct the Business or own any of the Transferred Assets (collectively, the “Seller Designees”).

(b)Each Seller Party is a corporation or other entity duly incorporated or formed, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation or formation, except for jurisdictions in which the failure to be so qualified or in good standing would not be reasonably expected to materially delay or impair the ability of a Seller Party to consummate the Seller Transactions or otherwise perform its obligations under the Seller Transaction Agreements to which a Seller Party is party. Each Seller Party has the requisite corporate or other appropriate power to execute, deliver and perform its obligations under the Seller Transaction Agreements (including the consummation of the Seller Transactions) to which it is a party. Each Seller Party (i) has the requisite corporate or other power to operate its business with respect to the Transferred Assets that it owns as now conducted, and (ii) is duly qualified as a foreign corporation or other organization to do business, and to the extent such concept is legally applicable, is in good standing, with respect to the Business, in each jurisdiction in which the nature of its activities makes such qualification or standing necessary, except where the failure to be so qualified or in good standing has not materially delayed or impaired the ability of a Seller Party to consummate the Seller Transactions or otherwise perform its obligations under the Seller Transaction Agreements to which a Seller Party is party.

(c)The execution, delivery and performance by each Seller Party of the Seller Transaction Agreements to which it is a party have been (or, in the case of a Seller Party other than Seller, will be prior to the Closing) duly authorized by all requisite corporate or organizational action on the part of such Seller Party. This Agreement has been duly executed and delivered by Seller, and upon execution and delivery thereof, the other Seller Transaction Agreements will be duly executed and delivered by the Seller Parties party thereto, and (assuming due authorization, execution and delivery thereof by the other parties hereto and thereto) this Agreement constitutes, and upon execution and delivery thereof, the other Seller Transaction Agreements will constitute, legal, valid and binding obligations of the Seller Parties party thereto, enforceable against the Seller Parties party thereto in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

Section 4.02.Transferred Financing Contracts.

(a)Assuming the validity and enforceability of the obligations of the other lenders under the Financing Contract or “facility” in respect of each Transferred Financing Contract, each such Transferred Financing Contract is valid, binding and enforceable by the Seller Parties party thereto against the Obligor thereunder in accordance with its written terms, except as may be limited by the Bankruptcy and Equity Exception. To the Knowledge of Seller, no Transferred Financing Contract is subject to any right of rescission, counterclaim or defense affecting the validity, binding nature or enforceability by the Seller Parties thereto against the Obligors thereunder in accordance with the terms thereof.

(b)Each Transferred Financing Contract constitutes and arose out of an arms- length bona fide business transaction entered into in the ordinary course of business of a Seller Party and (i) to the extent originated by a Seller Party or any Affiliate thereof, was originated in all material respects in compliance with applicable Laws and Seller’s standard credit and underwriting guidelines, as in effect at the time of any such origination (subject to any exceptions documented in the Transferred Books and Records in respect of such Transferred Financing Contract) and (ii) otherwise, to the Knowledge of Seller, was originated in all material respects in compliance with applicable Laws. The know-your-customer diligence with respect to the Obligor under each Transferred Financing Contract was done consistent with applicable Law and Seller’s past practice as of the time such Transferred Financing Contract was originated or acquired by Seller or its applicable Affiliate.

(c)One of the Seller Parties is the sole legal and beneficial owner of all right, title and interest in and to each Transferred Financing Contract free and clear of any Liens (other than Permitted Liens). No Transferred Financing Contract is subject to any participation or other economic or ownership interest of any Person other than a Seller Party.

(d)No Transferred Financing Contract is subject to any debt subordination agreement, participation agreement, owner trust agreement or collateral sharing agreement that is not reflected in the Transferred Books and Records in respect of such Transferred Financing Contract.

(e)To the extent that the Seller Parties have a right pursuant to the applicable Transferred Financing Contract to deliver or receive certain notices referenced in this Section 4.02(e) or the right to consent to amendments, modifications, waivers, satisfactions, cancellations, extensions or releases in respect of such applicable Transferred Financing Contract:

(i)(x) no Seller Party has, nor to the Knowledge of Seller, has any other lender, agent or servicer, delivered written notice to (or received written notice from) any Obligor with respect to a loan arising under a Transferred Financing Contract of an “Event of Default” with respect to such loan in the twelve (12) month period preceding the Agreement Date, (y) to the Knowledge of the Seller, there is no “Default” or “Event of Default” which is continuing as of the date hereof and has not been waived and (z) as of the date hereof, no Seller Party has, nor to the Knowledge of the Seller, has any other lender, agent or servicer, executed any written satisfaction, cancellation or release that would operate to release any Obligor under a Transferred Financing Contract from any material Liability with respect to the applicable Transferred Financing Contract; and

(ii)to the Knowledge of Seller, all material amendments, modifications, waivers, extensions, cancellations and releases in respect of any Transferred Financing Contract are in writing.

(f)Except for such ancillary, collateral or other support agreements or instruments in respect of Transferred Financing Contracts that are customarily held by the agent (unless a Seller Party is such agent) and not distributed to the Seller Parties, Seller has made available to Buyer true and complete copies of all Transferred Financing Contracts (other than those agreements and instruments described in clause (3) of the definition of “Financing Contract”) and all material amendments, modifications, waivers, extensions, cancellations and releases.

(g)None of the Seller Parties is in material breach of or material default under any Transferred Financing Contract, and no other event has occurred which, with notice and/or lapse of time, would constitute a material default by any Seller Party thereunder.

(h)To the extent that a Seller Party serves as the Agent with respect to a Transferred Financing Contract, such Transferred Financing Contract has been administered in accordance with, in all material respects, the terms thereof and Seller’s applicable standard servicing and operating procedures as in effect from time to time.

(i)True, complete and correct copies of the credit and underwriting guidelines of Seller and/or the Business with respect to the Transferred Financing Contracts have been made available to Buyer. Such credit and underwriting guidelines comply in all material respects with applicable Law.

(j)Each Financing Contract with respect to which a Participation Agreement would not be permitted pursuant to the express terms of such Financing Contract is set forth on Section 4.02(j) of the Disclosure Schedules.

Section 4.03.No Conflict.

(a)Provided that all Consents listed on Section 4.03(a) of the Disclosure Schedules and Section 4.04 of the Disclosure Schedules have been obtained, except as may result from any facts or circumstances relating to Buyer, the execution, delivery and performance by the Seller Parties party thereto of the Seller Transaction Agreements do not and will not:

(i)violate or conflict with in any respect the certificate or articles of incorporation or bylaws or similar organizational documents of any of the Seller Parties;

(ii)conflict with or violate in any material respect any Law or Order applicable to the Seller Parties or the Business; or

(iii)result in any material breach of, or constitute a material default under, or give to any Person any right to terminate, amend, accelerate or cancel, or result in the creation of any material Lien (other than a Permitted Lien) on any Transferred Asset pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which any of the Seller Parties (with respect to the Transferred Assets) is a party or by which any of the Transferred Assets are bound.

(b)Except as set forth on Section 4.03(b) of the Disclosure Schedules, there is no action or proceeding pending or threatened against any Seller Party or any of its Affiliates by or before any Government Authority in respect of the Transferred Assets or Assumed Liabilities that, individually or in the aggregate, would or would reasonably be expected to impede the ability of any Seller Party to consummate the Seller Transactions in any respect.

Section 4.04.Consents and Approvals. The execution, delivery and performance by the Seller Parties of the Seller Transaction Agreements do not and will not require any Consent, waiver or other action by, or any filing with or notification to, any Government Authority by any Seller Party, except (a) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws, (b) where the failure to obtain such Consent or waiver, or to take such action or make such filing or notification would not materially impair or delay the ability of the Seller Parties to consummate the Seller Transactions or otherwise perform their respective obligations under the Seller Transaction Agreements, (c) as may be necessary as a result of any facts or circumstances relating to Buyer or Buyer’s Affiliates or (d) for the Consents and filings listed on Section 4.04 of the Disclosure Schedules.

Section 4.05.Portfolio Tapes. The Signing Date Portfolio Information set forth in the Signing Date Portfolio Tape (other than the information under field titled “GE Commitment (local)”) is true, correct, complete and accurate in all material respects as of June 30, 2018. The Signing Date Portfolio Information set forth in the Signing Date Portfolio Tape under the field titled “GE Commitment (local)” is true, correct, complete and accurate as of June 30, 2018. The Cut-Off Date Portfolio Information to be set forth in the Cut-Off Date Portfolio Tape (other than the information under the field titled “GE Commitment (local)”) shall be true, correct, complete and accurate in all material respects as of the close of business on the date thereof. The Cut-Off Date Portfolio Information to be set forth in the Cut-Off Date Portfolio Tape under the field titled “GE Commitment (local)” shall be true, correct, complete and accurate as of the close of business on the date thereof.

Section 4.06.Absence of Certain Changes or Events. Except as contemplated by the Transaction Agreements or as set forth on Section 4.06 of the Disclosure Schedules: (a) since February 1, 2018 through the Agreement Date, the origination, underwriting and syndication practices of the Business have been conducted in all material respects in the ordinary course consistent with past practice; and (b) since December 31, 2015 through the Agreement Date, there has not been any Material Adverse Effect or any event that would materially impair or delay the ability of the Seller Parties to consummate the Seller Transactions or otherwise perform their respective obligations under the Seller Transaction Agreements.

Section 4.07.Absence of Litigation. Except (x) for such Actions in respect of the project underlying any Transferred Financing Contract to which lenders such as the Seller Parties in their capacity as noteholders bondholders, certificate holders, secured parties or obligees are not party or (y) as set forth on Section 4.07 of the Disclosure Schedules, since June 30, 2016: (a) there has been no material Action (i) pending or, to the Knowledge of Seller, threatened in writing against or involving any Seller Party (solely to the extent related to the Business, any of the Transferred Assets or any of the Assumed Liabilities), the Business, any of the Transferred Assets or any of the Assumed Liabilities, or (ii) to the Knowledge of Seller, initiated or threatened by or on behalf of a Seller Party in respect of the Transferred Assets; (b) none of the Transferred Assets or Assumed Liabilities has been subject to or bound by any outstanding Order.

Section 4.08.Compliance with Laws. None of the Seller Parties is in violation in any material respect of any Laws or Orders applicable to the conduct of the Business.

Section 4.09.Employment and Employee Benefits Matters.

(a)Seller has provided to Buyer a true and accurate list as of the date of this Agreement of each individual who as of that date is primarily employed by Seller or any of its Affiliates in the Business (the “Business Employees”), identifying, in each case to the extent permitted by applicable Law, job title, job location, salary or wages (including, where applicable, current commission or bonus eligibility), date of hire and, where applicable, retention amount.

(b)Section 4.09(b)(i) of the Disclosure Schedules contains a complete and accurate list, as of the Agreement Date, of (i) each Benefit Plan sponsored, maintained or contributed to (or required to be so sponsored, maintained or contributed to) by Seller or any Affiliate or Subsidiary that is exclusively or primarily related to the Business Employees or their spouses and eligible dependents or beneficiaries and that are not Parent Plans (“Business Plans”) and (ii) all other material Benefit Plans which are sponsored, maintained or contributed to (or required to be so sponsored, maintained or contributed to) by GE or any of its Affiliates in which Business Employees participate or that may have any actual or contingent liability to any of the Business Employees, or their spouses, eligible dependents or beneficiaries (“Parent Plans”), and separately identifies whether each Benefit Plan is a Business Plan or a Parent Plan. Seller has previously made available to Buyer a true and complete copy (or, in the case of unwritten Benefit Plans, a written description) of each Business Plan.

(c)No Business Plan is (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a defined benefit pension plan, whether or not subject to Title IV of ERISA, or (iii) subject to Title IV of ERISA or Section 412 or 4971 of the Code, or provides for nonqualified deferred compensation or post-retirement or other post- employment health, medical, dental, disability hospitalization or life insurance benefits for any Business Employee or any dependent or beneficiary thereof, except as required to avoid excise Tax under Section 4980B of the Code or any similar provision of applicable Law.

(d)No Business Plan is a retirement plan intended to be qualified under Section 401(a) of the Code.

(e)Each Business Plan is and has been operated in accordance in all material respects with its terms and the requirements of all applicable Laws, including ERISA and the Code.

(f)No material Actions, investigations or claims are pending or, to the Knowledge of Seller, threatened in writing in connection with any Business Plan that would reasonably be expected to result in any liability to Buyer or any of its Affiliates.

(g)With respect to each Business Plan, all material contributions, premiums or payments required to be made have been made on or before their due dates (including permissible extensions) or properly accrued, and there are no material outstanding defaults or violations in respect thereof.

(h)Neither the execution and delivery of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event) will (i) result in any payment becoming due to any Business Employee or satisfy any prerequisite (whether exclusive or non-exclusive) to any payment or benefit to any Business Employee, (ii) increase any benefits to any Business Employee under any Benefit Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefits for any Business Employee under any Benefit Plan, (iv) trigger any other material obligation under, or result in the breach or violation of, any Business Plan or (v) limit or restrict the right of the Buyer to merge, amend or terminate any Business Plan on or after the Closing.

(i)Seller Parties are not a party to any collective bargaining agreement applicable to the Business Employees. As of the Agreement Date, to the Knowledge of Seller, there are no formal organizational campaigns, petitions or other material unionization activities seeking recognition of a bargaining unit in the Business, and no material unfair labor practice charges or other complaints or union representation questions are before the National Labor Relations Board or other labor board or Government Authority that, in either case, would reasonably be expected to affect the Business Employees. No material strikes, slowdowns or work stoppages are pending or, to the Knowledge of Seller, threatened with respect to the Business Employees, and no such strike, slowdown or work stoppage has occurred within the two (2) years immediately preceding the Agreement Date.

(j)With respect to the Business Employees, Seller Parties and their Affiliates are in compliance in all material respects with all applicable Laws relating to the employment of the Business Employees and have paid in full in all material respects all wages, salaries, commissions, other compensation and benefits and all levies, assessments, contributions and payments to third parties due to or on behalf of such employees. To the Knowledge of Seller, neither Seller Parties nor their Affiliates are subject to any pending investigation from any labor inspection or similar Government Authority with respect to the Business, and no litigation is currently pending against Seller Parties with respect to Business Employees, in each case that would reasonably be expected to result in a Material Adverse Effect. No obligations to comply with any Order in respect of any Business Employees are outstanding or unsatisfied in any material respect.

(k)Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by Seller Parties in this Section 4.09 and Section 4.10 are the sole and exclusive representations and warranties made regarding employees, Business Employees, Business Plans, Parent Plans or other employment or employee benefits matters.

Section 4.10.Taxes.

(a)Each Seller Party has filed all material stand-alone Tax Returns with respect to the Business and the Transferred Assets that are required to be filed have been filed by each Seller Party, and all Taxes shown as due on such Tax Returns have been paid.

(b)Within the prior three (3) years no claim has ever been made in writing by a Taxing Authority in a jurisdiction where Taxes have never been paid or Tax Returns have never been filed with respect to the Business or the Transferred Assets asserting that any Seller Party is or may be subject to Taxes assessed by such jurisdiction with respect to the Business or the Transferred Assets.

(c)No deficiencies, claims or assessments for any material Taxes have been threatened, proposed, asserted or assessed in writing by a Taxing Authority against any Seller Party relating to a stand-alone Tax Return with respect to the Business or the Transferred Assets.

(d)No material stand-alone Tax Return has been announced by any Taxing Authority to be under audit for re-assessment of a Tax with respect to the Business or Transferred Assets, and no such audit has been threatened in writing.

(e)There are no liens for Taxes on the Transferred Assets other than Permitted Liens.

(f)All material amounts of Taxes required to be withheld by any Seller Party from any Business Employees for income Taxes, social security, payroll or other employment- related Taxes have been collected or withheld, and either paid to the respective Taxing Authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Business.

(g)Notwithstanding anything in this Article IV to the contrary, the representations and warranties made by Sellers in Section 4.09 and this Section 4.10 are the sole and exclusive representations and warranties made regarding Taxes or other Tax matters.

Section 4.11.Fee Income.  Section 4.11 of the Disclosure Schedules sets forth in all material respects the Fees received by the Business from Obligors under Transferred Financing Contracts (or other Financing Contracts then in effect) for the years ended December 31, 2015, December 31, 2016, and December 31, 2017.

Section 4.12.Intellectual Property. To the Knowledge of Seller, the operation of the Business as it is conducted as of the Agreement Date does not infringe upon or misappropriate the Intellectual Property of any third party in a manner that would reasonably be expected to have a Material Adverse Effect. To the Knowledge of Seller, as of the Agreement Date no Person is engaging in any activity that infringes upon or misappropriates the Transferred Intellectual Property, except for any such infringements that would not reasonably be expected to have a Material Adverse Effect. The Transferred Intellectual Property is free and clear of all exclusive licenses. Notwithstanding anything in this Agreement to the contrary, the representations and warranties made by Seller in this Section 4.12 are the sole and exclusive representations and warranties made regarding the infringement or misappropriation of Intellectual Property.

Section 4.13.Related Party Contracts. Except as set forth on Section 4.14 of the Disclosure Schedules, none of the officers or directors of any of the Seller Parties is a party to or the beneficiary of any contract, instrument, agreement, undertaking or commitment (whether written or oral) that is binding on any of the Transferred Assets (other than an employment or similar contract).

Section 4.14.Brokers. Except for fees and expenses of Citigroup Global Markets Inc. (the “Seller Banker”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Seller Parties or any of their respective Affiliates in connection with any Transaction. Seller is solely responsible for the investment advisory fees and expenses of the Seller Banker.

Section 4.15.No Other Representations or Warranties. Except in the event of any claim or cause of action arising out of, involving or otherwise in respect of actual and intentional fraud, and for the representations and warranties expressly set forth in this Article IV (as modified by the Disclosure Schedules), none of the Seller Parties or any other Person has made, makes or shall be deemed to make any other representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, on behalf of the Seller Parties or any of their respective Affiliates, including any representation or warranty regarding any Seller Party, any Transferred Assets, any Liabilities of any Seller Party, or any other Person, any Assumed Liabilities, the Business, any Transaction or any other rights or obligations to be transferred pursuant to the Transaction Agreements, and the Seller Parties hereby disclaim all other representations and warranties of any kind whatsoever, express or implied, written or oral, at law or in equity, whether made by or on behalf of any Seller Party or any other Person. Except in the event of any claim or cause of action out of, involving or otherwise in respect of actual and intentional fraud, and for the representations and warranties expressly set forth in this Article IV (as qualified by the Disclosure Schedules), Seller hereby disclaims all Liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to Buyer or any of Buyer’s Affiliates or any Representatives of Buyer or any of Buyer’s Affiliates, including omissions therefrom. Without limiting the foregoing, no Seller Party makes any representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity, to Buyer or any of its Affiliates or any Representatives of Buyer or any of its Affiliates regarding the success, profitability or value of the Transferred Assets or the Business.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller, that, except as set forth in the Buyer Disclosure Schedules:

Section 5.01.Incorporation and Authority of Buyer. Buyer is a corporation or other entity duly incorporated or formed, validly existing and, to the extent legally applicable, in good standing under the Laws of its jurisdiction of incorporation or formation and has the requisite corporate or other appropriate power to execute, deliver and perform its obligations under the Buyer Transaction Agreements (including the consummation of the Buyer Transactions). The execution, delivery and performance of the Buyer Transaction Agreements by Buyer have been duly authorized by all requisite corporate or organizational action on the part of Buyer, and no shareholder or other similar approval is required in connection with Buyer’s execution, delivery and performance of the Buyer Transaction Agreements. This Agreement has been, and upon execution and delivery thereof, the other Buyer Transaction Agreements will be, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and upon execution and delivery thereof, the other Buyer Transaction Agreements will constitute, legal, valid and binding obligations of

Buyer enforceable against Buyer in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

Section 5.02.No Conflict. Provided that all Consents and other actions described in Section 5.03 have been obtained, except as may result from any facts or circumstances relating to the Seller Parties or their Affiliates, the execution, delivery and performance by Buyer of the Buyer Transaction Agreements do not and will not:

(i)violate or conflict with the certificate or articles of incorporation or bylaws or similar organizational documents of Buyer;

(ii)conflict with or violate any Law or Order applicable to Buyer; or

(iii)result in any breach of, or constitute a default under, or give to any Person any right to terminate, amend, accelerate or cancel, or result in the creation of any Lien on any assets or properties of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which Buyer or any of its Subsidiaries or Affiliates is a party or by which any of such assets or properties is bound, except, in the case of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, rights or Liens as would not reasonably be expected to materially impair or delay the ability of Buyer to consummate the Buyer Transactions or otherwise perform its obligations under the Buyer Transaction Agreements.

Section 5.03.Consents and Approvals. The execution, delivery and performance by Buyer of the Buyer Transaction Agreements do not and will not require any Consent, waiver or other action by, or any filing with or notification to, any Government Authority, except (a) in connection with applicable filing, notification, waiting period or approval requirements under applicable Antitrust Laws, (b) where the failure to obtain such Consent or waiver, to take such action, or to make such filing or notification, would not materially impair or delay the ability of Buyer to consummate the Buyer Transactions or otherwise perform its obligations under the Buyer Transaction Agreements, (c) as may be necessary as a result of any facts or circumstances relating to the Seller Parties or their respective Affiliates or (d) for the Consents and filings listed on Section 5.03 of the Buyer Disclosure Schedules. Buyer is not aware of any reason why any necessary Consent or waiver or other action by any Government Authority will not be received or obtained in order to permit consummation of the Buyer Transactions on a timely basis or to permit Buyer to otherwise perform its obligations under the Buyer Transaction Agreements.

Section 5.04.Absence of Restraints; Compliance with Laws.

(a)To the Knowledge of Buyer, no facts or circumstances exist that would reasonably be expected to impair or delay the ability of Buyer to consummate the Buyer Transactions or otherwise perform its obligations under the Buyer Transaction Agreements.

(b)Buyer is not in violation of any Laws or Orders applicable to the conduct of its business, except for violations the existence of which would not reasonably be expected to impair or delay the ability of Buyer to consummate the Buyer Transactions or otherwise perform its obligations under the Buyer Transaction Agreements.

(c)At Closing, Buyer and its Designated Buyer Entities will hold all material licenses and permits necessary to or required to hold, fund and service the Transferred Financing Contracts.

Section 5.05.Securities and Other Matters. Buyer is an “accredited investor” (as such term is defined in Rule 501 of Regulation D under the Securities Act). The Transferred Financing Contracts are being acquired by Buyer for its own account, and not with a view to, or for the offer or sale in connection with, any public distribution or sale of the Transferred Financing Contracts or any interest in them. Buyer has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Transferred Financing Contracts, including the risk of transacting on the basis of inferior information, and Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Transferred Financing Contracts. Buyer acknowledges that the Transferred Financing Contracts have not been registered under the Securities Act, or any securities Laws of any state or other jurisdiction (U.S. or non-U.S.), and understands and agrees that it may not sell or dispose of any Transferred Financing Contracts except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable securities Laws of any state or other jurisdiction (U.S. or non-U.S.). Buyer has reviewed the Transferred Financing Contracts made available to it on or prior to August 4, 2018 and, except as set forth under Section 5.05 of the Buyer Disclosure Schedules, is not aware of any reason it will not satisfy any requirement of a “transferee” (or term of similar import) under any such Transferred Financing Contracts, assuming all requisite notices are given and consents of the various parties as set forth on Section 4.03 of the Disclosure Schedules are received.

Section 5.06.Financial Ability.

(a)Buyer has delivered to Seller, on or prior to the date hereof, true and complete copies of executed commitment letters (including all related fee letters and side letters, including with respect to all related “flex” rights, and all exhibits, schedules, annexes, supplements and term sheets forming part thereof, provided that, in the case of any such fee letters, the existence or amount of fees or flex provisions set forth therein that would not adversely affect the amount or certainty of the Debt Financing may be redacted) addressed to Buyer dated August 7, 2018 and August 7, 2018, respectively (as amended or modified only in accordance with Section 6.11, the “Debt Commitment Letters” or the “Commitment Letters”) from (i) MUFG Bank, Ltd. and (ii) Credit Suisse Loan Funding, LLC, Credit Suisse AG, Cayman Islands Branch and Citigroup Global Markets (collectively, together with their affiliates as described in such Debt Commitment Letters, the “Lenders”) pursuant to which the Lenders have committed to provide Buyer with debt financing for the Transactions in an aggregate amount of $2,707,045,000 (the “Debt Financing” or the “Financing” and the financing to be provided by MUFG Bank, Ltd., the “MUFG Financing”), which amount is (assuming that all rights to flex the terms of the Debt Financing are exercised to their maximum extent), assuming the satisfaction of the conditions set forth in Section 10.02, greater than or equal to the full amount of the debt financing required to consummate the Transactions on the terms contemplated by the Transaction Agreements and in each case to pay all related fees and expenses required to be paid by Buyer at Closing pursuant to this Agreement.

(b)As of the Agreement Date, the Debt Commitment Letters are legal, valid and binding obligations of Buyer and, to the Knowledge of Buyer, the other parties thereto, are in full force and effect, and (to the Knowledge of Buyer with respect to the other parties thereto) are enforceable against the parties thereto in accordance with their terms, subject to the Bankruptcy and Equity Exception.

(c)As of the Agreement Date, there are no side letters or other contracts, agreements or understandings to which Buyer or any of its Affiliates is a party relating to the Financing other than (i) as expressly set forth in the Commitment Letters and (ii) customary engagement letter(s) or non-disclosure agreement(s) which do not impact the conditionality or aggregate amount of the Financing.

(d)Except as specifically set forth in the Commitment Letters, (i) there are no conditions precedent to the obligations of the Lenders to fund the Debt Financing and (ii) there are no contingencies pursuant to any contract, agreement or other understanding relating to the Transactions to which Buyer or any of its Affiliates is a party that would permit any of the Lenders to reduce the total amount of the Financing or impose any additional condition precedent to the availability of the Financing.

(e)As of the Agreement Date, (i) none of the Commitment Letters has been amended or modified (and no such amendment or modification is contemplated as of the Agreement Date except as permitted pursuant to Section 6.11) and (ii) the respective commitments set forth in the Commitment Letters have not been withdrawn or rescinded in any respect (and, to the Knowledge of Buyer, no such withdrawal or rescission is contemplated as of the Agreement Date). To the Knowledge of Buyer, as of the Agreement Date, no event has occurred which would result in any breach by Buyer of, or constitute a default by Buyer under, any term or condition to closing of the Commitment Letters in the form attached hereto or otherwise result in any portion of the Financing contemplated thereby to be unavailable or delayed (assuming satisfaction of the conditions set forth in Section 10.02). As of the Agreement Date, assuming the satisfaction of the conditions set forth in Section 10.02, Buyer (i) is not aware of any fact or occurrence that makes any of the representations or warranties of Buyer in any of the Commitment Letters inaccurate in any material respect, (ii) has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it or its Affiliates contained in the Commitment Letters and (iii) has no reason to believe that any portion of the Financing required to consummate the Transactions will not be made available to Buyer on the Closing Date, including any reason to believe that any of the Lenders will not perform their respective funding obligations under the Commitment Letters in accordance with their respective terms and conditions. Buyer has fully paid any and all commitment fees and other fees and amounts required by the Debt Commitment Letters to be paid as of the Agreement Date, and will pay in full any other commitment fees and other fees and amounts required to be paid thereunder as and when they become payable.

(f)Buyer will have at the Closing (i) the resources and capabilities (financial and otherwise) to perform its obligations under the Transaction Agreements (including all payments to be made by it in connection herewith) and (ii) immediately available funds in connection with the Financing in an aggregate amount (after netting out applicable fees, expenses, original issue discount and similar premiums and charges provided under the Debt

Commitment Letters, and assuming that all rights to flex the terms of the Debt Financing are exercised to their maximum extent) that will enable Buyer to (x) consummate the Transactions on the terms contemplated by the Transaction Agreements and (y) pay all related fees and expenses required to be paid by Buyer at Closing pursuant to this Agreement and (iii) undertake its other obligations at Closing upon the terms contemplated by the Transaction Agreements. Buyer has not incurred any obligation, commitment, restriction or other Liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or other Liability of any kind, in either case which would impair or adversely affect such resources, funds or capabilities.

(g)The obligations of Buyer under this Agreement are not contingent on the availability of the Financing.

Section 5.07.Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Buyer or any of Buyer’s Affiliates in connection with any Transaction, except for such fees or commission for which Buyer is solely responsible.

Section 5.08.Solvency. Assuming the satisfaction of the conditions set forth in Section 10.02, immediately after giving effect to the consummation of the Transactions (including any financings being entered into in connection therewith):

(a)the fair saleable value (determined on a going concern basis) of the assets of Buyer and its Subsidiaries, taken as a whole, will be greater than the total amount of their Liabilities, taken as a whole;

(b)Buyer and its Subsidiaries, taken as a whole, will be solvent and able to pay their respective debts and obligations in the ordinary course of business as they become due;

(c)no transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any of Buyer and its Subsidiaries in connection with the Transactions. Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured; and

(d)Buyer and its Subsidiaries, taken as a whole, will have adequate capital to carry on their respective businesses and all businesses in which they are about to engage.

Section 5.09.Investigation. Buyer acknowledges and agrees that it (a) has completed such inquiries and investigations as it has deemed appropriate into, and, based thereon, has formed an independent judgment concerning, the Transferred Assets, the Assumed Liabilities, the Business and Transactions, and any other rights or obligations to be transferred, directly or indirectly, pursuant to the Transaction Agreements and (b) has been furnished with, or given access to, such projections, forecasts, estimates, internal ratings, appraisals, statements, promises, advice, data or information about the Seller Parties, the Transferred Assets, the Assumed Liabilities, the Business and any other rights or obligations to be transferred, directly or indirectly, pursuant to the Transaction Agreements, adequate for such purpose. Buyer further acknowledges and agrees that (x) the only representations and warranties made by Seller are the representations and warranties expressly set forth in Article IV (as modified by the Disclosure Schedules) and Buyer has not relied upon any other express or implied representations, warranties or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or on behalf of Seller or any of its Affiliates, or any Representatives of Seller or any of its Affiliates or any other Person, including any projections, forecasts, estimates, appraisals, statements, promises, advice, data or information made, communicated or furnished by or through the Seller Banker, or management presentations, data rooms (electronic or otherwise) or other due diligence information, and that Buyer will not have any right or remedy arising out of any such representation, warranty or other projections, forecasts, estimates, appraisals, statements, promises, advice, data or information and (y) any claims Buyer may have for breach of any representation or warranty shall be based solely on the representations and warranties of Seller expressly set forth in Article IV (as modified by the Disclosure Schedules). Except as otherwise expressly set forth in this Agreement, Buyer understands and agrees that the Business, the Transferred Assets and the Assumed Liabilities are being furnished on an “as is, where is” basis subject to the representations and warranties contained in Article IV (as modified by the Disclosure Schedules) without any other representations or warranties of any nature whatsoever.

Section 5.10.No Other Representations and Warranties. Except for the representations and warranties set forth in this Article V, neither Buyer not any other Person acting on Buyer’s behalf has made, makes or shall be deemed to make any representation or warranty of any kind whatsoever, express or implied, written or oral, at law or in equity.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01.Conduct of Business Before the Closing.

(a)Except as required by applicable Law or as otherwise expressly contemplated by or necessary pursuant to any Transaction Agreement, and except for matters identified on Section 6.01(a) of the Disclosure Schedules, during the Pre-Closing Period, unless Buyer otherwise consents in writing in advance (which consent shall not be unreasonably withheld, conditioned or delayed), Seller will, and will cause the other Seller Parties to, (A) conduct the Business in the ordinary course of business consistent with past practice, (B) use commercially reasonable efforts consistent with past practice to preserve existing business relationships, operations, rights, goodwill and relationships with Business Employees, and others who conduct business with the Business, (C) use commercially reasonable efforts consistent with past practices to preserve and maintain intact the relationship with the Obligors in respect of Transferred Assets, and (D) solely with respect to the Business (including the Business Employees), the Transferred Assets and Assumed Liabilities, not do any of the following:

(i)grant any Lien (other than a Permitted Lien) except in the ordinary course of business consistent with past practice on any Transferred Asset (whether tangible or intangible);

(ii)sell, transfer, assign, convey, lease, sublease, license, offer to sell, abandon, let lapse or otherwise dispose of any Transferred Financing Contract or any other material Transferred Asset or the other material assets of the Business or grant any exclusive licenses to any material Transferred Intellectual Property, including through any syndication or participation transaction (in the case of any such other material Transferred Asset or the other such material assets of the Business, other than in the ordinary course of business consistent with past practice);

(iii)with respect to underwriting, originating, acquiring, syndicating or servicing (or buying or selling rights to service), any Transferred Assets, except as may be required by any Government Authority or the terms of any servicing, management, syndication or advisory agreement with respect to the Transferred Assets or in the ordinary course of business consistent with past practices, either (A) change any methods of operations of the Business, or (B) make any changes in the policies and practices of the Business;

(iv)(A) grant or announce any increase in the wages, salaries, compensation, bonuses, or incentives payable to any Business Employee, (B) establish or increase any benefits under any Benefit Plan (to the extent applicable to any Business Employee or Prospective Business Employee), (C) establish, adopt, enter into, terminate or amend any Benefit Plan, or make or promise any amendment or improvement in any Benefit Plan, (to the extent applicable to any Business Employee or Prospective Business Employee), except that the foregoing limitations, in the of case (A), (B) or (C), shall not apply with respect to (1) changes as required by Law, the terms of any Benefit Plan as in existence on the Agreement Date, (2) increases in wages, salaries, bonuses and incentives in the ordinary course of business and (3) changes to benefits that are applicable to the covered employees of the Business and Seller generally or that result from negotiations involving any labor union representing any employees of the Business;

(v)(A) enter into any contract or commitment to hire any individual who would become an employee of the Business or would be dedicated to providing services to the Business Employee (a “Prospective Business Employee”) other than to replace an individual whose employment has been terminated, (B) transfer any individual into a position such that he or she would cease to be a Business Employee (if he or she is a Business Employee as of the date hereof), or (C) transfer or reallocate the services of any employee of Seller or any of its Affiliates who is not a Business Employee such that she or he begins providing services primarily to the Business other than to replace an individual whose employment has been terminated;

(vi)enter into any settlement or release with respect to any Action relating to the Business other than (A) any settlement or release that contemplates only the payment of money in an amount not exceeding $2,500,000 without ongoing limits on the conduct or operation of the Business or with respect to any of the Transferred Assets and results in a full release of the claims giving rise to such Action, (B) any settlement or release involving the payment of liabilities reflected in the Disclosure Schedules or the Final Settlement Statement, or (C) any settlement or release of an Action brought by a Seller Party in the ordinary course of business consistent with past practice;

(vii)other than in the ordinary course of business, enter into any transactions, contracts or understandings with Affiliates (other than a Seller Party) that would be binding on the Transferred Assets after the Closing;

(viii)(A) (1) enter into amendments to Transferred Financing Contracts in effect as of the Agreement Date that provide for an increase of the facility size under such Financing Contracts or (2) enter into new Financing Contracts after the Agreement Date or (B) enter into or agree to materially amend or modify or, except as would not have a materially adverse effect on the properties, operations, or businesses of Buyer or the Business, grant any consent or waiver in respect of any Transferred Financing Contracts other than in the ordinary course of business consistent with past practice, and in accordance with Seller’s normal credit policies; or in connection with the consummation of the Transactions; or

(ix)enter into a joint venture, strategic alliance, sharing of profits, partnership or similar arrangement in respect of the Transferred Assets;

(x)prepare or file any Tax Return inconsistent with past practice, make or change any material tax election, make any material change in any annual accounting period or any tax accounting method, enter into any closing agreement or similar agreement relating to Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or request any ruling or similar guidance with respect to Taxes, in each case, which action will be binding on Buyer post-Closing; or

(xi)enter into any legally binding commitment with respect to any of the foregoing (other than debt commitments made in the ordinary course of business to the extent not otherwise prohibited by this Section 6.01(a)).

(b)Seller shall provide copies to Buyer promptly of (i) any Material Modifications (as such term is defined in the Debt Commitment Letter relating to the MUFG Financing) and (ii) to the extent actually received or delivered by any Seller Party, notice of any “Default” or “Event of Default” under any Transferred Financing Contract.

Section 6.02.Access to Information.

(a)During the Pre-Closing Period, upon reasonable prior notice, Seller shall, and shall cause each of the other Seller Parties to, (i) afford the Representatives of Buyer reasonable access, during normal business hours, to the properties, books and records of the Business and (ii) furnish to the Representatives of Buyer such additional financial and operating data and other information regarding the Business, the Transferred Assets or the Assumed Liabilities as Buyer or its Representatives may from time to time reasonably request for purposes of consummating the Transactions and preparing to own the Transferred Assets and Assumed Liabilities and operate the Business following the Closing.

(b)During the Pre-Closing Period, Seller and Buyer shall, and each shall cause their respective Affiliates to, cooperate with the other Party and its Affiliates to facilitate the obligations that will be assumed by Buyer and its Affiliates under the Employee Matters Agreement, including (i) providing (to the extent permitted by Law) such current information regarding the Business Employees or former employees of the Business on an ongoing basis as may be necessary to facilitate determinations of eligibility for, and payments of benefits to, such employees (and their spouses and dependents, as applicable) under the Parent Plans and Business Plans, as applicable, and (ii) giving such assistance as either Party may reasonably require to comply with applicable Laws governing the transfer of employment from Seller or its Affiliates to Buyer or its Affiliates. Seller will provide to Buyer the names of each Business Employee after the Parties have established suitable data protection protocols.

(c)Buyer shall, and shall cause its Affiliates to, comply with all applicable Laws regarding the maintenance, use, sharing and processing of Seller Personal Data, including, but not limited to, (i) compliance with any applicable requirements to provide notice to, or obtain consent from, the data subject for processing of Seller Personal Data after the Closing Date, and (ii) taking any other steps necessary to comply with local data protection Laws, including, but not limited to, the execution of any separate agreements with Seller or its Affiliates to facilitate the lawful processing of certain Seller Personal Data (such agreements to be executed before or after the Closing Date, as necessary).

(d)Seller shall, and shall cause its Affiliates to, comply with all applicable Laws regarding the maintenance, use, sharing and processing of Seller Personal Data prior to the Closing Date, including, but not limited to, (i) compliance with any applicable requirements to provide notice to, or obtain consent from, the data subject for processing of Seller Personal Data before the Closing Date (including with respect to transfer of Seller Personal Data to Buyer or any of its Affiliates), and (ii) taking any other steps necessary to comply with local data protection Laws, including, but not limited to, the execution of any separate agreements with Buyer or its Affiliates to facilitate the lawful processing of certain Seller Personal Data (such agreements to be executed before or after the Closing Date as necessary, notwithstanding anything to the contrary above).

(e)Buyer shall, and shall cause its Affiliates to, share and otherwise process Seller Personal Data only on a need-to-know basis, only as legally permitted and only to the extent necessary to perform its obligations under the Transaction Agreements or Seller’s or its Affiliates’ further written instructions. Buyer and its Affiliates shall use reasonable, technical and organizational measures to ensure the security and confidentiality of Seller Personal Data in order to prevent, among other things, accidental, unauthorized or unlawful destruction, modification, disclosure, access or loss. Buyer agrees that, before the Closing Date, neither it nor its Affiliates shall disclose any Seller Personal Data to third parties without the express written approval of Seller or its Affiliates, unless required by applicable Law. Buyer or one of its Affiliates shall promptly inform Seller or one of its Affiliates of any breach of this security and confidentiality undertaking, unless prohibited from doing so by applicable Law.

(f)Notwithstanding anything in this Agreement to the contrary,

(i)in no event shall the Seller Parties or their respective Affiliates be obligated to provide any (1) access or information in violation of any applicable Law, (2) information with respect to bids, the identity of any bidder, confidentiality or non-disclosure agreements, letters of intent, expressions of interest or other proposals received in connection with transactions comparable to those contemplated by this Agreement or any information or analysis relating to any such communications, (3) information the disclosure of which would jeopardize any applicable privilege (including the attorney-client privilege) available to any of the Seller Parties or any of their respective Affiliates, relating to such information, (4) information that is not exclusively related to the Business, the Transferred Assets or the Assumed Liabilities and the disclosure of which would cause any Seller Party or any of their respective Affiliates to breach a confidentiality obligation to which it is bound as of the Agreement Date or (5) Tax Return of Seller or its Affiliates, other than any stand-alone non- income Tax Return of any Seller Party relating solely to the Business or the Transferred Assets;

(ii)the auditors and accountants of any of the Seller Parties or any of their respective Affiliates or the Business shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants; and

(iii)before the Closing, without the prior written consent of Seller, which Seller may withhold for any reason, neither Buyer nor any of its Representatives shall contact (A) any employees of, suppliers to, or customers of, any Seller Party, or any of their respective Affiliates, (B) any Obligors or any of their Affiliates under any Transferred Financing Contracts, or (C) any issuers or beneficiaries of letters of credit with respect to any such Financing Contracts, in any such case in connection with or with respect to this Agreement, any other Transaction Agreement or any Transaction, or to otherwise discuss the business or operations of the Business; provided, that the Parties shall cooperate in good faith to facilitate communication to obtain any consent required to transfer or assign any Transferred Asset; and

(iv)no Seller Party shall be required, before the Closing, to disclose, or cause or seek to cause the disclosure of, to Buyer or its Affiliates or Representatives (or provide access to) any properties, books or records of Seller or any of its Affiliates that would reasonably be expected to result in the disclosure to such persons or others of, any confidential information relating to trade secrets, trademark, trade name, service mark or copyright applications or product development, or pricing and marketing plans, nor shall any Seller Party be required to permit or cause or seek to cause others to permit Buyer or its Affiliates or Representatives to have access to or to copy or remove from the properties of Seller or any of its Affiliates any documents, drawings or other materials that might reveal any such confidential information.

(g)If so requested by Seller, Buyer shall enter into a customary joint defense agreement or common interest agreement with one or more of the Seller Parties or any of their respective Affiliates with respect to any information provided to Buyer, or to which Buyer gains access, pursuant to this Section 6.02 or otherwise.

Section 6.03.Confidentiality.

(a)The terms of the Confidentiality Agreement are incorporated into this Agreement by reference and shall continue in full force and effect (and all obligations thereunder shall be binding upon Buyer and its Representatives (as defined in the Confidentiality Agreement) as if parties thereto) until the Closing, at which time the obligations under the Confidentiality Agreement shall terminate; provided,  however, that Buyer’s confidentiality obligations shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Business and for all other Evaluation Material the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. If for any reason the Closing does not occur, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. The Parties agree that this Agreement constitutes Evaluation Material.

(b)Notwithstanding anything to the contrary in this Agreement or in the Confidentiality Agreement, during the Pre-Closing Period, Buyer and its Representatives shall have reasonable access to the Business Employees to conduct discussions regarding the terms and conditions of their employment with Buyer or one of its Affiliates from and after the Closing.

Section 6.04.Regulatory and Other Authorizations; Consents.

(a)Buyer shall use reasonable best efforts, and shall cause its Affiliates to use commercially reasonable efforts to, and Seller shall use commercially reasonable efforts, and shall cause its Affiliates to use commercially reasonable efforts to, (i) promptly obtain all Consents, Permits and Orders of, and provide all notices to, all Government Authorities that are as of the Agreement Date, or become during the Pre-Closing Period, necessary for the execution and delivery of, and performance of its respective obligations pursuant to, the Transaction Agreements (including the consummation of the Transactions) (collectively, the “Government Approvals”) and (ii) upon the terms and subject to the conditions of this Agreement (including the last sentence of Section 6.04(b) and Section 6.04(e)), take all such actions as may be requested by any such Government Authority to obtain such Government Approvals, licenses and Permits. Each Party shall cooperate with the reasonable requests of the other Party in seeking promptly to obtain all such Government Approvals.

(b)If required by applicable Law, Seller and Buyer shall make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable after the Agreement Date.  Seller and Buyer shall submit or cause to be submitted as promptly as practicable all reports, documents, data, or materials required or reasonably requested by the U.S. Federal Trade Commission (“FTC”) or the Antitrust Division of the U.S. Department of Justice (“DOJ”) pursuant to the HSR Act or otherwise, including substantially complying with requests for additional information and documentary material concerning such Transactions. Seller and Buyer shall take such actions as reasonably required (including requesting early termination) so that any applicable waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Agreement Date. In addition, each Party agrees to make promptly (and in any event within the required time periods for filing under applicable Law), any filing that is required by any other Antitrust Law with respect to the Transactions, and respond as promptly as practicable to any inquiries or requests for additional information and documentary material received from any Government Authority in connection therewith. No Party shall (except with the prior written consent of the other Party): (i) agree to extend any waiting period or agree to refile under any Antitrust Law; or (ii) enter into any agreement, commitment or understanding with any Government Authority to not consummate the Transactions. Buyer shall have sole responsibility for filing fees associated with the HSR Act filings and any other similar filings required under applicable Antitrust Laws in any other jurisdictions.

(c)Subject to Section 6.02(f) and to the extent permitted by applicable Law, each Party shall promptly notify the other Party of any oral or written communication it receives from any Government Authority relating to the matters that are the subject of this Section 6.04, permit (where reasonably practicable) the other Party and its Representatives to review in advance any communication relating to the matters that are the subject of this Section 6.04 proposed to be made by such Party to any Government Authority and provide the other Party with copies of all correspondence, filings or other communications between them or any of their Representatives, on the one hand, and any Government Authority or members of its staff, on the other hand, relating to the matters that are the subject of this Section 6.04, except for the premerger notification and report forms (and any attachments thereto) prepared and submitted pursuant to the HSR Act or written communications regarding the same to the extent that any such material reveals any party’s negotiating objectives, negotiating strategies, valuation analyses or consideration expectations, in which event such material may be withheld or designated “Outside Antitrust Counsel Only” and its disclosure limited to outside counsel, or documents or information submitted in response to any formal or informal request from the FTC or DOJ for additional information or documentary material pursuant to the HSR Act to the extent that any such material reveals any party’s negotiating objectives, negotiating strategies, valuation analyses or consideration expectations, in which event such material may be designated “Outside Antitrust Counsel Only” and its disclosure limited to outside counsel. No Party shall agree to participate in any meeting or discussion with any Government Authority in respect of any such filings, investigation or other inquiry unless it consults with the other Party in advance and, to the extent permitted by such Government Authority, gives the other Party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement and to Section 6.02(f), the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act and any other applicable Antitrust Law.

(d)Without limiting any other provision contained in this Section 6.04, each Party shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Government Authority with respect to the Transactions under the HSR Act or any other applicable Antitrust Law.

(e)Notwithstanding anything to the contrary herein, Buyer shall not be required in any circumstances to (i) proffer Buyer’s willingness to accept an Order providing for the divestiture by Buyer of such properties, operations, or businesses of Buyer or the Business as may be necessary to permit Buyer to consummate the Transactions, including an offer to hold separate such properties, operations or businesses pending any such divestiture, or (ii) accept any conditions, restrictions, limitations, or agreements affecting Buyer’s full rights or ownership of its properties or the Transferred Assets to resolve any objections that may be asserted by any Government Authority with respect to the Transactions under any Antitrust Law, in each case, to the extent such action would reasonably be expected to have a materially adverse effect on the properties, operations, or businesses of Buyer or the Business.

(f)Neither Party shall take any action (including acquiring or agreeing to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquiring or agreeing to acquire any assets) that would reasonably be expected to have the effect of (i) delaying, impairing or impeding the receipt of any required Government Approval; (ii) delaying, impairing or impeding the expiration or termination of any applicable waiting period with respect to a Government Approval; or (iii) otherwise delaying the consummation of the Transactions.

(g)Notwithstanding anything in this Agreement to the contrary (including Section 6.01), Buyer acknowledges on behalf of itself and its Affiliates and its and their Representatives, successors and assigns that the operation of the Business shall remain in the dominion and control of Seller until the Closing.

Section 6.05.Third Party Consents. During (i) the Pre-Closing Period and (ii) subject to Section 2.02(d), during the period following the Closing Date in the case of all Transferred Assets subject to Participation Agreements at Closing, and except with respect to Agency Agreements (which are addressed in Section 6.09), each Party agrees to use commercially reasonable efforts to obtain all consents and approvals from any third person other than a Government Authority that may be required in connection with the Transactions (the “Third Party Consents”). Notwithstanding anything in this Agreement to the contrary, neither Party nor any of their respective Affiliates shall be required to compensate any third party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Assumed Liability) to any third party to obtain any such Third Party Consent. From time to time upon the reasonable request of Buyer during the Pre-Closing Period, Seller shall promptly provide to Buyer an update regarding the status of Third Party Consents, including a list of each Transferred Asset as to which a Third Party Consent is required and an indication of whether or not such Third Party Consent has been obtained.

Section 6.06.Letters of Credit. At or before the Closing, Buyer shall use commercially reasonable efforts to arrange for substitute letters of credit to fully replace and release any Seller Party or its Affiliates as issuer, guarantor, credit support provider or account party with respect to (a) any Seller LCs set forth in Section 6.06 of the Disclosure Schedules and (b) any Seller LCs issued in the ordinary course, consistent with past practice in connection with any Transferred Financing Contracts during the Pre-Closing Period.  To the extent that, at or prior to Closing, Buyer is unable to obtain any Seller LC release or a substitute or replacement letter of credit, or to the extent the beneficiary or counterparty under any Seller LC does not accept any such substitute letter of credit, Buyer shall (i) arrange for Seller and its Affiliates to be indemnified, defended and held harmless by a creditworthy entity reasonably acceptable to Seller, against, and for the reimbursement of, Seller for, all amounts paid, including costs or expenses in connection with such Seller LCs, including Seller’s expenses in maintaining such Seller LCs and (ii) at the request of Seller, and at any time obligations under any Seller LC have not been irrevocably released, issue or cause to be issued by an Affiliate of Buyer or a third party, in each case, reasonably acceptable to Seller, a letter of credit, guarantee or other financial assurance obligation in a format and on terms reasonably acceptable to Seller for the account and benefit of Seller in an amount equal to Seller’s and its Affiliates’ entire potential Liability pursuant to all Seller LCs not able to be so replaced in accordance with the foregoing sentence, in each case whether or not any such Seller LC is drawn upon or required to be performed, and Buyer shall in any event promptly reimburse Seller to the extent any Seller LC is called upon and Seller or its Affiliates make any payment or are obligated to reimburse the party issuing the Seller LC; provided, that after Closing, Buyer shall use commercially reasonable efforts to assist Seller with the termination of the underlying obligations related to all Seller LCs not able to be so replaced (in each case, at the earliest possible time provided by the applicable documentation for such underlying obligations). Any such letter of credit, guarantee or other financial assurance obligation shall not expire, terminate or be cancelled until Seller and its Affiliates are irrevocably and unconditionally fully released from the entire potential liability with respect to all Seller LCs.

Section 6.07.Interest Rate Management; Guarantees.

(a)At or before the Closing, Buyer shall use commercially reasonable efforts to (a) fully replace and release or assume (i) the obligations of Seller, any Seller Party or their respective Affiliates to assume the rights and obligations of the swap dealers under the interest rate swaps set forth in Section 6.07 of the Disclosure Schedules (“IRM Agreements”) as set forth in the agreements specified in Section 6.07(a)(i) of the Disclosure Schedules (“IRM Assignment Agreements”)  and (ii) any obligations of any Seller Party or its Affiliates to pay amounts to the swap dealers in connection with the assumption of the IRM Agreements, as contemplated in the IRM Assignment Agreements, and (b) to the extent that on or after the date hereof, and before the Closing Date, Seller, any Seller Party or their respective Affiliates is required, pursuant to the terms of the relevant IRM Assignment Agreement, to assume any interest in an IRM Agreement from the relevant swap dealer, but solely as a result of a failure to pay by the Obligor under the IRM Agreement and provided that such failure to pay by the Obligor under the IRM Agreement was not the direct or indirect result of an event of default or termination event under the IRM Agreement due to (x) a change in the credit rating assigned to the relevant Seller, Seller Party or Affiliate thereof or (y) Seller, a Seller Party or their respective Affiliate being specified as a “credit support provider” in the IRM Agreement (any such assumption, a “Pre-closing Assumption Event”), assume all rights and obligations of the relevant Seller, Seller Party or their respective Affiliates in respect of such IRM Agreement as of the Closing Date. Seller shall provide written notice to Buyer upon the occurrence of a Pre- closing Assumption Event. Buyer hereby acknowledges and agrees that the notional amounts of the IRM Agreements may be greater than the outstanding principal balance of the Transferred Financing Contracts (as of the Closing Date) related to such IRM Agreements being acquired by Buyer and that the obligations of Buyer in the preceding sentence shall apply to all such IRM Agreements to which Seller, a Seller Party or an Affiliate thereof is party to for the full amount of the notional amount of such IRM Agreements.  The parties hereby acknowledge and agree that in order to effect the arrangements contemplated in the first sentence of this Section 6.07,  the IRM Agreements will need to be amended to remove references to Seller, a Seller Party or their respective Affiliates and Seller and the other Seller Parties agree to cooperate with, and assist Buyer, in connection with any such amendment efforts. To the extent that, at or prior to Closing, Buyer is unable to implement the arrangements contemplated in the preceding provisions of this Section 6.07, Buyer shall continue to cooperate with Seller to fully replace and release each Seller Party or its Affiliates of all obligations with respect to such IRM Agreements under the relevant IRM Assignment Agreements and amend the IRM Agreements to remove references to

Seller, Seller Parties or their Affiliates, and enter into appropriate arrangements under the Transitional Services Agreement with respect to such IRM Agreements and the relevant Assignment Agreements, which arrangements shall be mutually agreed upon by the parties. During the Pre-Closing Period, Buyer and Seller will use good faith efforts to document in writing (x) a set of mutual services for the sharing of information between the Parties with respect to any IRM Agreements not assumed pursuant to this Section 6.07 prior to the Closing, which services will be provided during the period from and after the Closing Date until the earlier of the assumption or termination of IRM Agreements that are not assumed by Buyer or its Affiliates at Closing, and (y) the circumstances under which Buyer’s consent would be required to amend the IRM Agreements until the earlier of the assumption or termination of IRM Agreements that are not assumed by Buyer or its Affiliates at Closing. Buyer hereby agrees to indemnify and reimburse Seller, for the amount paid by Seller, a Seller Party or their respective Affiliates to, including reasonable out of pocket costs or expenses, the swap dealer in connection with, or the Obligor as a result of, the assumption of any such IRM Agreement from the relevant swap dealer, as contemplated in the IRM Assignment Agreement, net of any recoveries or amounts otherwise received (directly or indirectly) by Seller, Seller Parties or their respective Affiliates under such assumed IRM Agreements or under the related IRM Assignment Agreement (such net amount the “Net Swap Loss”); provided Buyer shall not be responsible for, and shall not be required to indemnify or reimburse Seller or any Seller Party or Affiliate thereof for any amounts due by Seller, a Seller Party or an Affiliate thereof as a result of: (x) any election by Seller, a Seller Party or their respective Affiliate to assume the obligations of any such IRM Agreement, as contemplated in the IRM Assignment Agreement prior to the occurrence of a failure to pay by the Obligor under the Transferred Financing Contract in respect of the applicable IRM Agreement; and (y) any event of default or termination event under the IRM Agreement where such Obligor is the defaulting party or the affected party (as such terms are defined in the IRM Agreements) as a direct or indirect result of either (1) a change in the credit rating assigned to Seller, a Seller Party or their respective Affiliate or (2) Seller, a Seller Party or their respective Affiliate being referenced as a “credit support provider” in the IRM Agreement.  With respect to any IRM Agreement assigned to Buyer on the Closing Date pursuant to (b) of the first sentence of this Section 6.07, Seller shall determine a close-out amount in respect of such assumed IRM Agreement pursuant to Section 6(e)(ii)(3) of the 2002 ISDA Master Agreement assuming the only transaction under the ISDA Master Agreement is the assumed IRM Agreement assigned to Buyer, the Obligor was the sole affected party and the early termination date is the Closing Date. If the amount determined pursuant to the previous sentence is a positive number, it shall be payable by Buyer to Seller and if the amount is a negative number, it shall be payable by Seller to Buyer, in either case, on the Closing Date.

(b)Buyer, on behalf of itself and its Affiliates, acknowledges and agrees that the credit enhancements provided by Seller or any Affiliates of Seller set forth on Section 6.07(b) of the Disclosure Schedules shall be terminated upon the assignment of the Assumed Contract to which each such credit enhancement relates in accordance with the terms of this Agreement, and Buyer shall provide, or shall cause an Affiliate of Buyer to provide, the credit enhancement required by such Assumed Contract. From and after Closing, to the extent there are any Participation Agreements and pursuant to the terms of the underlying Assumed Contract related thereto Seller or any Affiliates of Seller provides a credit enhancement set forth on Section 6.07(b) of the Disclosure Schedules, Buyer shall reimburse, defend, indemnify and hold harmless any Seller Indemnified Party from, against and in respect of any and all Losses resulting from, or that exist or arise due to or in connection with such credit enhancement.

Section 6.08.Cooperation. During the Pre-Closing Period, (a) each of Seller and Buyer shall, and shall cause their respective Affiliates to, (i) refrain from taking any actions that would reasonably be expected to materially impair, delay or impede the Closing and (ii) without limiting the foregoing, use commercially reasonable efforts to cause all Closing Conditions of the other Party to be met as promptly as practicable and in any event on or before the Outside Date and (b) each Party shall keep the other Party reasonably apprised of the status of the matters relating to the completion of the Transactions, including with respect to the negotiations relating to the satisfaction of the Closing Conditions of the other Party.

Section 6.09.Agency Relationships. During the Pre-Closing Period, each applicable Seller Party and Buyer shall cooperate and use its commercially reasonable efforts to have Buyer or its designee appointed as successor Agent (effective as of the Closing Date) under any Transferred Financing Contract under which such Seller Party acts as an Agent (each, an “Agency Agreement”). Without limiting the foregoing, with respect to each Agency Agreement as to which such Seller Party is entitled to appoint Buyer or its designee as successor Agent thereunder (and for which, if applicable, the requisite borrower and lender consents thereto have been obtained), effective as of the Closing, each applicable Seller Party shall appoint Buyer or its designee as successor Agent and deliver written notice of its resignation as Agent thereunder and Buyer or its designee shall assume such role. To the extent that Buyer or its designee is appointed as successor Agent on any Agency Agreement, Seller and Buyer shall enter into a sub- agency arrangement with respect to such Agency Agreement pursuant to which the applicable Seller Party or its designee will be appointed to serve as sub agent for purposes of collateral perfection under such Agency Agreement until all liens on the collateral associated with such Agency Agreement, all deposit account control agreements, collateral access agreements, subordination agreements and other contractual rights of the existing Agent for the benefit of the lenders and all insurance certificates with respect to such Agency Agreement have been effectively transferred to the successor agent, thereby assuring that no default or event of default will occur as a result of a lapse of a perfected lien or any imperfection of liens or lapse in insurance endorsements or other contractual rights of the lenders as a result of the transactions contemplated by this Agreement.  To the extent that the requisite consents have not been obtained and Buyer or its designee cannot be appointed as successor Agent on any Agency Agreement, (a) Buyer or its designee shall be appointed as sub-agent of the Agent under such Agency Agreement (the “Sub-Agency Arrangements”) and will perform the duties of Agent under such Agency Agreement and will satisfy the Seller Parties’ funding obligations with respect to such Agency Agreement, including, but not limited to, their respective capacities as swingline lender or letter of credit issuer thereunder, (b) the Seller Parties will promptly pay to Buyer when received all monies received by them after the Effective Time in Seller’s capacity as Agent and (c) the Buyer will perform or cause to be performed (at its expense) all of the Seller Parties’ obligations related thereto. To the extent that at the Closing (i) the requisite consents for a substitution of Buyer or its designee as Agent for a Seller Party are not obtained with respect to an Agency Agreement and (ii) a Sub-Agency Arrangement is not permitted under the relevant Assumed Contract, the applicable Seller Party will not resign as Agent thereunder until the date on which Buyer ceases providing services for the benefit of the applicable Seller Party under the Transitional Services Agreement sufficient to permit such Seller Party to continue to perform its obligations as Agent. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, neither Seller nor any of its Affiliates nor Buyer nor any of its Affiliates shall be required to compensate any third party, commence or participate in any Action or offer or grant any accommodation (financial or otherwise, including any accommodation or arrangement to remain secondarily liable or contingently liable for any Assumed Liability) to any third party to have Buyer or its designee appointed as successor Agent under any Agency Agreement.

Section 6.10.Monthly New Loan Reports. Seller will provide a monthly report (each a “New Loan Report”) to Buyer within ten (10) Business Days after the end of each calendar month ending after the Agreement Date and prior to the Closing.  The New Loan Report will provide the Cut-Off Date Portfolio Information, as of the close of business on the last day of such calendar month, for loans arising under each new Financing Contract or amended Financing Contract executed during such calendar month (“New Loans”); provided,  however, that notwithstanding the foregoing (i) the New Loan Report for the calendar month encompassing the Agreement Date shall be provided within 15 Business Days after the end of such calendar month, and (ii) no New Loan Report will be delivered for the calendar month in which the Closing occurs. For each New Loan appearing on a New Loan Report, Seller will also make available to Buyer, within the time period specified above, true, correct and complete copies of the relevant Financing Contract and related loan documents.

Section 6.11.Financing.

(a)During the Pre-Closing Period, subject to the limitations set forth below, Seller shall, and shall cause the other Seller Parties and its and their respective Representatives with respect to the Business to cooperate with Buyer as reasonably requested by Buyer, and at Buyer’s expense as set forth in the last sentence of this Section 6.11(a), in connection with Buyer’s arrangement and obtaining the Debt Financing; provided,  however, that such cooperation does not: (i) require the entry by Seller or any of its Affiliates into any agreement the effectiveness of which is or any of such parties’ obligations thereunder are, not conditioned on the Closing, (ii) unreasonably interfere with the normal operations of any Seller Party or the Business, (iii) include any actions that Seller reasonably believes would (A) result in a violation of any contract or confidentiality agreement or any Law, or the loss of any legal or other privilege or (B) cause any representation, warranty, covenant or other obligation in the Transaction Agreements to be breached or any Closing Condition to fail to be satisfied, (iv) involve approaching any Obligors under any Financing Contract, private equity sponsors that Control or are Affiliated with such Obligors, issuers or beneficiaries of letters of credit with respect to any such Financing Contract, or counterparties to the interest rate swaps with respect to such Financing Contract (in each case, other than Seller or its Affiliates) or other third parties prior to Closing to discuss agreements limiting the rights of such third parties, (v) involve consenting to the pre-filing of UCC-1s or any other grant of Liens or other encumbrances that result in Seller or any Affiliate of Seller being responsible to any third parties for any representations or warranties (whether prior to, on or after the Closing Date), (vi) require the giving of representations or warranties to any third parties or the indemnification thereof, (vii) require the waiver or amendment of any terms of this Agreement or the payment of any fees or reimbursement of any expenses prior to the Closing for which Seller has not received prior reimbursement or is not otherwise indemnified by Buyer, (viii) cause any director, officer or employee of any Seller Party to incur any personal liability, (ix) require the delivery of any projections or pro forma financial information to any third parties or (x) require delivery of any legal opinions or accountants’ cold comfort letters or reliance letters. Subject to the foregoing limitations, such cooperation will include using commercially reasonable efforts to (A) make appropriate officers available for participation in meetings and due diligence sessions, assistance in the preparation of offering memoranda, private placement memoranda, lender presentations, other customary marketing materials and similar documents required in connection with the Debt Financing; provided,  however, that none of the Seller Parties or any of their respective officers or employees shall be required to execute any document in connection with this clause (A), which document would be effective at any time before the time that will be immediately prior to the Closing or that the effectiveness of which is not conditioned on the Closing; (B) furnishing Buyer with customary financial and other pertinent information regarding the Business and the Transferred Assets necessary in the preparation of pro forma financial statements and cash flow projections with respect to the Transferred Financing Contracts contemplated by the Debt Commitment Letters; (C) facilitating the pledging of collateral substantially concurrently with the Closing, including delivering any instruments evidencing the Transferred Financing Contracts; provided,  however, that none of the Seller Parties or any of their respective officers or employees shall be required to execute any document in connection with this clause (C), which document would be effective at any time before the time that will be immediately prior to the Closing or that the effectiveness of which is not conditioned on the Closing; (D) at least three (3) Business Days prior to the Closing, providing all documentation and other information about the Business or the Transferred Assets that the Lenders have reasonably determined is required to comply with Law under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. For the avoidance of doubt, notwithstanding anything the contrary in this Section 6.11(a), in no event shall the Seller Parties or any of their respective officers or employees be required to execute any representation or authorizations letters. Buyer agrees that the effectiveness of any documents executed in connection with the Financing shall be subject to, and shall not be effective until, the consummation of the Closing, and that in no event shall Seller or any of its Affiliates be required to execute or deliver any documents in connection with the Financing. All non-public or otherwise confidential information regarding any Seller Party obtained by Buyer pursuant to this Section 6.11(a) shall be kept confidential in accordance with the Confidentiality Agreement, except that Seller agrees that Buyer shall be permitted to disclose such information to rating agencies, hedging providers, prospective lenders (including the Lenders), participants and investors and their respective counsel and other Representatives who have agreed, or are otherwise required to keep, such information confidential, in connection with the syndication and/or marketing of the Debt Financing. As a condition to Seller’s obligations pursuant to this Section 6.11, Buyer shall promptly, upon request by Seller, reimburse Seller for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorney’s fees and expenses and disbursements) incurred by any Seller Party in connection with the cooperation contemplated by this Section 6.11 and shall reimburse, defend, indemnify and hold harmless any Seller Indemnified Party from, against and in respect of any and all Losses resulting from, or that exist or arise due to or in connection with the Financing, including providing the cooperation contemplated by this Section 6.11, and any information used in connection therewith.

(b)Buyer shall not permit (including by way of side letter) any assignment of any Commitment Letter, or any amendment or modification to be made to, or any waiver of any provision or remedy under, any Commitment Letter, in each case without obtaining Seller’s prior written consent other than (i) any amendment to add lenders, arrangers, bookrunners, agents or similar entities or reallocate commitments or assign or reassign titles or roles to, or between or among, any Lenders and any of the foregoing additional parties or (ii) any amendment, modification or waiver that (1) would not impose new or additional conditions or otherwise expand the conditions to the funding commitments thereunder (in each case, as compared to the applicable Commitment Letter in effect as of the Agreement Date), (2) would not prevent or materially delay the consummation of the transactions contemplated by this Agreement as and when required hereunder or (3) would not reduce the amount of funds available at Closing under all Commitment Letters in the aggregate to an amount less than the full amount of debt financing required to consummate the Transactions on the terms contemplated by the Transaction Agreements and to pay all related fees and expenses required to be paid by Buyer at Closing pursuant to this Agreement.  In addition to the foregoing, Buyer shall not release or consent to the termination of any Debt Commitment Letter or of any Lender in accordance with the terms of any Debt Commitment Letter (other than in compliance with the previous sentence) prior to the first to occur of Closing and the expiration of such Debt Commitment Letter in accordance with its terms, except (i) for replacements of any Debt Commitment Letter with alternative financing in accordance with Section 6.11(d) or (ii) with Seller’s prior written consent.

(c)Buyer shall use its reasonable best efforts to arrange the Debt Financing and obtain the financing contemplated thereby as promptly as practicable on the terms and conditions described in each Debt Commitment Letter, including using its reasonable best efforts to (i) maintain in effect each Debt Commitment Letter, (ii) comply with its obligations under each Debt Commitment Letter, (iii) as promptly as practicable negotiate, execute and deliver definitive agreements with respect to each Debt Commitment Letter on the terms and conditions contained therein, (iv) satisfy on a timely basis all conditions and obligations applicable to Buyer in each Debt Commitment Letter and such definitive agreements that are within its control, (v) enforce its rights under each Debt Commitment Letter and such definitive agreements and (vi) if the Closing Conditions set forth in Section 10.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing), consummate the Debt Financing at the Closing (which, for the avoidance of doubt, shall include agreeing to consummate the Debt Financing even if any flex rights are exercised to their maximum extent). In furtherance of and not in limitation of the foregoing, in the event that (A) any portion of any high yield bond financing contemplated by the Debt Commitment Letters is unavailable, (B) the Closing Conditions set forth in Section 10.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied or waived at the Closing) and (C) any bridge facilities contemplated by the Debt Commitment Letters are available on the terms and conditions set forth in the Debt Commitment Letters, then Buyer shall cause the proceeds of such bridge financing to be used in accordance with this Agreement in lieu of such portion of any high yield bond financing.

(d)If any portion of the Debt Financing becomes unavailable on the terms (including any flex rights) and conditions contemplated in the Debt Commitment Letters due to a breach by the Lenders, or otherwise, Buyer shall use reasonable best efforts to obtain, as promptly as practicable following the occurrence of such event, (i) alternative financing for any such portion from alternative sources and (ii) one or more new Debt Commitment Letters and new definitive agreements with respect to such alternative financing. Buyer shall promptly provide Seller with a copy of any new Debt Commitment Letters and any fee letter (which may be redacted on the same terms as permitted with respect to the original Debt Commitment Letter) in connection therewith. If any new Debt Commitment Letters are obtained, (i) any reference in this Agreement to the “Commitment Letters” or “Debt Commitment Letters” shall be deemed to include such new Debt Commitment Letters to the extent still then in effect (together with any accompanying fee letter, which may be redacted on the same terms as permitted with respect to the original Debt Commitment Letter), (ii) any reference in this Agreement to the “Financing” or the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing and (iii) any reference in this Agreement to the “Lenders” shall be deemed to include the lender parties (and the affiliates thereof to the extent set forth therein) to such new Debt Commitment Letters to the extent still then in effect.

(e)Buyer shall (i) keep Seller informed on a reasonably current basis in reasonable detail of all material activity concerning the Financing (including the status of its efforts to obtain the Financing or any alternative financing pursuant to Section 6.11(d)) and (ii) promptly provide Seller with copies of all executed amendments, modifications or replacements of any Debt Commitment Letter (it being understood that any amendments, modifications or replacements shall only be as permitted herein) or definitive agreements related to the Financing, and such other information and documentation available to Buyer as shall be reasonably requested by Seller for purposes of monitoring the progress of the financing activities. Without limiting the generality of the foregoing, Buyer shall promptly notify Seller (A) of any breach (or threatened breach) or default (or any event or circumstance that could reasonably be expected to give rise to any breach or default) by any party to the Commitment Letters or definitive agreements related to the Financing of which Buyer becomes aware, (B) of the receipt by Buyer of any written notice or other written communication from any Lender with respect to any breach (or threatened breach) or default (or any event or circumstance that could reasonably be expected to give rise to any breach or default), or any termination or repudiation, in each case by any party to a Commitment Letter or any definitive agreements related to the Financing of any provisions of any Commitment Letter or such definitive agreements and (C) if for any reason Buyer at any time believes it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Commitment Letters or any definitive agreements related to the Financing.

(f)For the avoidance of doubt, if the Financing (including any alternative financing pursuant to Section 6.11(d)) has not been obtained, Buyer shall continue to be obligated to consummate the Transactions on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the Closing Conditions set forth in Section 10.02 and to Buyer’s rights under Section 11.01, regardless of whether Buyer has complied with all of its other obligations under this Agreement (including its obligations under this Section 6.11).

(g)In no event shall Seller or any of its Affiliates or any of their respective Representatives (i) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, or otherwise sue, the Lenders or other Persons (other than Buyer or any of its Affiliates) that have committed to provide or agreed to arrange or have otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing in connection with the transactions contemplated hereby (including, without limitation, any Debt Commitment Letters, credit agreements or other definitive agreements) or any such Lenders or other Persons’ respective Affiliates or their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, employees, representatives or agents (the “Lender Related Parties”) or (ii) seek to enforce the commitments against, make any claims for breach of the commitments contained in the Debt Commitment Letters against, or seek to recover monetary damages from, or otherwise sue, the Lender Related Parties for any reason, including in connection with the Debt Financing or the obligations of the Lender Related Parties thereunder. Seller and its Affiliates hereby waive any and all claims and causes of action (whether in contract or in tort, in law or in equity) against the Lender Related Parties that may be based upon, arise out of or relate to this Agreement, the Debt Commitment Letters or the Debt Financing. Nothing in this Section 6.11(g) shall in any way limit or qualify the obligations and liabilities of the parties to the Debt Commitment Letters to each other or in connection therewith.

(h)If during the Pre-Closing Period Buyer seeks to effect an offering of securities of Buyer (for the avoidance of doubt, other than pursuant to the Debt Financing), Seller acknowledges and agrees that Buyer may include in the applicable offering documents information regarding the Transactions and the Business that is substantially in the form of the draft prospectus supplement disclosure provided by Buyer to Seller prior to the execution of this Agreement. Buyer acknowledges and agrees that Buyer will not expand or otherwise modify such disclosure (insofar as it relates to the Transactions or the Business) in any material respect (other than any modifications that are required by applicable Law) in connection with any such offering, except as may be approved in writing (electronic mail being sufficient) by Seller or its counsel (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary set forth in this Section 6.11(h), Buyer shall not be permitted to disclose any information regarding the Transactions or the Business that Seller reasonably believes would result in a violation of any Law, breach of any contractual obligation or the loss of any legal or other privilege.

ARTICLE VII

POST-CLOSING COVENANTS

Section 7.01.Access; Confidentiality.

(a)From and after the Closing Date, in connection with any reasonable business purpose, including the preparation of Tax Returns, claims or obligations relating to Excluded Liabilities, financial statements, U.S. Securities and Exchange Commission (the “SEC”), or the determination of any matter relating to the rights or obligations of the Seller Parties or any of their Affiliates under any Transaction Agreement, upon reasonable prior notice, and except to the extent necessary to (i) ensure compliance with any applicable Law, (ii) preserve any applicable privilege (including the attorney-client privilege) or (iii) comply with any confidentiality obligations, Buyer shall, and shall cause each of its respective Affiliates and its and their respective Representatives to (x) afford each Seller Party and its Representatives and their respective Affiliates reasonable access, during normal business hours, to examine, inspect and copy such books, records, documents and other information of Buyer and its Affiliates in respect of the Business, the Transferred Assets and the Assumed Liabilities, (y) furnish to each Seller Party and its Representatives and their respective Affiliates, such additional financial data and other information regarding the Transferred Assets as any Seller Party or its Representatives may from time to time reasonably request and (z) make available to each Seller Party and their Representatives and its respective Affiliates those employees of Buyer or its Affiliates whose assistance, expertise, testimony, notes or recollections or presence may be necessary to assist such Seller Party, its Representatives or their respective Affiliates in connection with its inquiries for any purpose referred to above, including the presence of such persons for interviews and depositions and as witnesses in hearings or trials for such purposes; provided,  however, that such investigation or access shall not unreasonably interfere with the business or operations of Buyer or any of its Affiliates; and provided,  further, that the auditors and accountants of Buyer or its Affiliates shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

(b)If so requested by Buyer, on the one hand, or Seller or any of its Affiliates, on the other hand, Seller or one of its Affiliates, or Buyer or one of its Affiliates, as the case may be, shall enter into a customary joint defense agreement or common interest agreement with Buyer and its Affiliates, or Seller and its Affiliates, as applicable, with respect to any information to be provided to Seller or its Affiliates pursuant to Section 7.01(a).

(c)The Parties have made the agreements and covenants set forth in Section 7.01(c) of the Disclosure Schedules, which is hereby incorporated into this Agreement.

Section 7.02.Rights to Seller Names and Seller Marks.

(a)Except as otherwise provided in this Section 7.02, Buyer and its Affiliates shall cease and discontinue all uses of the Seller Names and Seller Marks immediately upon the Closing. Buyer, for itself and its Affiliates, acknowledges and agrees that the Seller Names and Seller Marks are owned exclusively by the Seller and its Affiliates, and that, except as expressly provided in this Section 7.02, any and all rights to use the Seller Names and Seller Marks shall terminate as of the Closing and shall immediately revert to the Seller and its Affiliates, along with any and all goodwill associated therewith.

(b)Buyer and its Subsidiaries shall, for a period of sixty (60) days after the Closing Date (the “Seller Marks Period”) have a limited, worldwide, non-exclusive, non- transferable, non-sublicensable, fully paid-up, royalty-free license under the Seller Names and Seller Marks solely to use, in connection with the Business as operated immediately prior to the Closing Date, all of the existing stocks of signs, letterheads, invoice stock, advertisements and promotional materials, inventory and other documents and materials included in the Transferred Assets (“Existing Stock”) containing the Seller Names and Seller Marks, after which date the Buyer shall remove or obliterate all Seller Names and Seller Marks from such Existing Stock

(c)Except as expressly set forth in this Section 7.02, Buyer and its Affiliates shall (i) immediately upon the Closing Date cease all use of any of the Seller Names and Seller Marks, (ii) complete the removal of the Seller Names and Seller Marks from all products, services, technical information and promotional materials as soon as practicable, and in any event prior to the expiration of the Seller Marks Period, and (iii) with respect to Transferred

Assets bearing any Seller Names and Seller Marks, use their commercially reasonable efforts to re-label such Transferred Assets or remove such Seller Names and Seller Marks from such Transferred Assets as promptly as practicable, and prior to the expiration of the Seller Marks Period.

(d)Buyer, for itself and its Affiliates, agrees that after the Closing Date Buyer and its Affiliates will not expressly, or by implication, do business as or represent themselves as Seller or its Affiliates.

(e)Buyer, for itself and its Affiliates, acknowledges and agrees that neither Buyer nor any of its Affiliates shall contest the ownership or validity of any rights of Seller or any of its Affiliates in or to any of the Seller Names and Seller Marks.

Section 7.03.Intellectual Property Covenants and License.

(a)Effective as of the Closing Date, Seller hereby grants, on behalf of itself and its Affiliates, and shall cause its Affiliates to grant, to Buyer and its Affiliates a perpetual, non-exclusive, royalty free, fully paid-up, irrevocable, worldwide, transferrable, sublicensable (through multiple tiers but solely with respect to (ii) of this sentence and solely to any Person acting on its or their behalf) license to (i) reproduce, modify, create derivative works from and otherwise use, in each case, for internal purposes only and solely in connection with the operation of the Business following the Closing the Intellectual Property in the Licensed Software (in both object code and source code formats) and Licensed Models that is (A) owned by Seller or its Affiliates or that Seller or its Affiliates have the right to sublicense without a payment or other obligation to a third party for which Buyer does not make such payment or perform such other obligation and (B) used in the Business as of the Closing Date and (ii) to reproduce, modify, create derivative works from, make, have made, sell, offer to sell products based on and otherwise use and exploit the Retained Intellectual Property (other than the Licensed Software and Licensed Models) in connection with the operation of the Business following the Closing. If not already in the possession of Buyer as of the Closing Date, Seller shall deliver to Buyer a copy of such Licensed Software in source code form as of the Closing Date. For the avoidance of doubt, such delivery of such object code and source code shall be on an “as is” basis and without any modifications specific to Buyer or its Affiliates. For purposes of the foregoing license, components of the software known as DealPro shall be, to the Knowledge of Seller, owned or sublicenseable by Seller or its Affiliates unless such components are identified in Section 7.03(a)(ii)-(A) of the Disclosure Schedules (“Third Party Components”). Seller shall identify to Buyer any consents that it is aware of that are required to sublicense any Third Party Component to Seller or its Affiliate hereunder and shall reasonably cooperate with Buyer in obtaining such consents. Buyer shall be responsible for all payments to third parties required for such sublicenses of Third Party Components.

(b)Notwithstanding the definition of Transferred Intellectual Property, if any Shared Intellectual Property is to be transferred hereunder to Buyer, then effective as of the Closing Date, Buyer hereby grants, on behalf of itself and its Affiliates, and shall cause its Affiliates to grant, to Seller and its Affiliates a perpetual, non-exclusive, royalty free, fully paid- up, irrevocable, worldwide, transferrable, sublicensable (through multiple tiers but solely to any Person acting on its or their behalf) license, under such Shared Intellectual Property that is owned by Buyer or its Affiliates or that Buyer has the right to sublicense without a payment or other obligation to a third party, to reproduce, modify, create derivative works from, make, have made, sell, offer to sell products based on and otherwise use and exploit the Shared Intellectual Property in connection with the operation of any of the retained businesses of Seller or its Affiliates following the Closing.

Section 7.04.Insurance.

(a)From and after the Closing Date, the Business shall cease to be insured by, have access or availability to, be entitled to make claims on, be entitled to claim benefits from or seek coverage under any of Seller’s or its Subsidiaries’ or Affiliates’ insurance policies or any of their self-insured programs (collectively, “Seller Insurance Policies”). Buyer expressly acknowledges and agrees that the Transferred Assets do not include any Seller Insurance Policies or rights of any nature with respect to any Seller Insurance Policy, including any recoveries thereunder and any rights to assert claims seeking any such recoveries.

(b)This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance, and nothing in this Agreement is intended to waive or abrogate in any way GE’s own rights to insurance coverage for any liability, whether relating to GE or any of its Affiliates or otherwise.

(c)As of the Agreement Date, neither the Seller nor the other Seller Parties maintain an errors and omissions insurance policy applicable to the Transferred Financing Contracts or the Business.

Section 7.05.Preservation of Books and Records.

(a)Seller and its Affiliates shall have the right to retain copies of all books and records of the Business relating to periods ending on or before the Closing Date. Buyer agrees that it shall preserve and keep all original books and records in respect of the Business in the possession or control of Buyer or its Affiliates for the longer of (i) any applicable statute of limitations and (ii) a period of six (6) years from the Closing Date. Seller and its Affiliates shall also have the right to retain all original IRS Forms W-8 and W-9 in respect of the Business relating to periods ending on or before the Closing Date; provided that copies of all such forms shall be provided to Buyer on or before the Closing Date. During such six-year or longer period, subject to applicable Law, (i) Representatives of Seller and its Affiliates shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy such books and records and (ii) Buyer shall, upon reasonable notice, provide to Seller or its Affiliates, access during normal business hours at their own cost and expense, to examine and inspect to such original books and records as Seller or its Affiliates shall reasonably request in connection with any Action to which Seller or any of its Affiliates are parties or in connection with the requirements of any Law applicable to Seller or any of its Affiliates. Seller or its Affiliates, as applicable, shall return such original books and records to Buyer or such Affiliate as soon as such books and records are no longer needed in connection with the circumstances described in the immediately preceding sentence.

(b)Seller agrees that it shall preserve and keep, or cause to be preserved and kept, all books and records (including all records relating to the historical performance of the Business) in respect of the Business in the possession of Seller or its Affiliates and not otherwise delivered to Buyer (directly or indirectly) for the longer of (i) any applicable statute of limitations and (ii) a period of six (6) years from the Closing Date. During such six-year or longer period, subject to applicable Law, (i) Representatives of Buyer and its Affiliates shall, upon reasonable notice and for any reasonable business purpose, have access during normal business hours to examine, inspect and copy such books and records and (ii) Seller shall, upon reasonable notice, provide to Buyer or its Affiliates, access during normal business hours at their own cost and expense, to examine and inspect such original books and records. In addition, following the Closing, Seller shall make available to Buyer, on a reasonable basis, those employees of Seller or its Affiliates whose assistance, expertise, testimony, notes, recollections or presence may be necessary or desirable to assist Buyer, its Representatives or their respective Affiliates in connection with inquiries regarding the Business; provided,  however, that any such access shall not unreasonably interfere with the business or operations of Seller or any of its Affiliates.

Section 7.06.Further Assurances. From time to time following the Closing, the Parties shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all reasonable further conveyances, notices, assumptions, releases and acquittances and such instruments, and shall take such reasonable actions as may be necessary or appropriate to make effective the transactions contemplated hereby as may be reasonably requested by the other Party (including (i) transferring back to Seller or its designated Affiliate each Excluded Asset, which asset was transferred to Buyer at the Closing, (ii) transferring to Buyer any asset or liability contemplated by this Agreement to be a Transferred Asset or an Assumed Liability, respectively, which was not transferred to or assumed by Buyer at the Closing, (iii) referring to Buyer any letters, notices and inquiries relating to the Transferred Assets, and (iv) referring to Seller any letters, notices and inquiries relating to Seller and its Affiliates or their business); provided,  however, that nothing in this Section 7.06 shall require either Party or its Affiliates to pay money to, commence or participate in any Action with respect to, or offer or grant any accommodation (financial or otherwise) to, any third party following the Closing.

Section 7.07.Exclusive Dealing. During the period from the Agreement Date to the earlier of the Closing or the termination of this Agreement in accordance with its terms, Seller shall not, and Seller shall not permit any of its Affiliates or any of its or their respective Representatives to, take any action to, directly or indirectly, initiate, solicit, intentionally encourage, or enter into any letter of intent or other agreement with respect to, or engage in any discussions or negotiations with, or provide any information to, any Person, other than Buyer (and its Affiliates and Representatives), concerning an acquisition of all or any material portion of the Business (whether effected by sale of assets, sale of stock, merger or otherwise). Seller shall, and Seller shall cause its Affiliates and its and their respective Representatives to, promptly cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any direct or indirect acquisition or purchase of all or substantially all of the Business (whether effected by sale of assets, sale of stock, merger or otherwise) and shall request the prompt return or destruction of all confidential information previously furnished in connection therewith.

Section 7.08.Participation Agreements.

(a)At all times from and after Closing until the earlier of the (i) termination of all Participation Agreements and (ii) funding and settlement of any unfunded commitments pursuant to the terms of such Transferred Financing Contract subject to the Participation Agreements, Buyer will have access to funds sufficient to satisfy all obligations then outstanding under all outstanding Participation Agreement.

(b)At all times from and after Closing until the termination of the applicable Participation Agreements, Seller and the other Seller Parties will have access to funds sufficient to pay their respective debts and obligations as they become due. For the avoidance of doubt, but without prejudice to the first sentence of this Section 7.08(b), nothing in this Section 7.08(b), subject to Section 13.06, shall preclude, prohibit or restrict Seller or any of the Affiliates of Seller from undertaking any internal restructuring or reorganization of the Seller Parties.

ARTICLE VIII

RESERVED

ARTICLE IX

TAX MATTERS

Section 9.01.Pre-Closing Indemnification. The Seller Parties shall be liable for and pay, and shall indemnify and hold the Buyer harmless (without regard to the limitations set forth in Article XII other than Section 12.02(b)(vi)) from and against any and all Losses incurred by Buyer in connection with or arising from (a) Taxes imposed on any Seller Party, or for which any Seller Party may otherwise be liable, as a result of having been a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return (including Taxes pursuant to Treasury Regulation 1.1502-6 or similar provisions of state, local or foreign Law) or as a result of any obligation of any Seller Party under any Tax sharing arrangement or Tax indemnity agreement, (b) Taxes imposed on any Seller Party or for which any Seller Party may otherwise be liable, including any Taxes applicable to the Business, the Transferred Assets or the Assumed Liabilities, in each case attributable for or to any taxable year or period that ends on or before the Closing Date, and with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, including Taxes imposed pursuant to any bulk sale or similar successor or transferee liability statute, or otherwise, of any state or local jurisdiction; provided that Transfer Taxes shall be governed by Section 9.03, or (c) any withholding Taxes required to be withheld pursuant to Section 3.08 that were not timely withheld with respect to payments to the Seller (including any interest and penalties related thereto).

Section 9.02.Straddle Periods. For all purposes under this Agreement, in the case of any Tax period that includes but does not end on the Closing Date (a “Straddle Period”), the portion of Taxes (or any Tax refund and amount credited against any Tax) that are allocable to the portion of the Straddle Period ending at the end of the Closing Date will be: (i) in the case of property Taxes and other Taxes imposed on a periodic basis without regard to income, gross receipts, payroll or sales, deemed to be the amount of such Taxes (or Tax refund or amount credited against Tax) for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days in the portion of such Straddle Period ending at the end of the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period and (ii) in the case of all other Taxes, determined as though the relevant taxable year terminated at the end of the Closing Date.

Section 9.03.Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, Buyer shall be liable for and shall indemnify, defend and hold harmless the Seller Indemnified Parties from and against Transfer Taxes imposed or arising with respect to the sale and purchase hereunder of Transferred Assets. The Party required by Law to file a Tax Return with respect to such Transfer Taxes shall timely prepare, with the other Party’s cooperation, and file, such Tax Return. If Seller or any of its Affiliates files any such Tax Return, Buyer shall promptly reimburse Seller for any Transfer Taxes paid by Seller or such Affiliate in connection with the filing of such Tax Return. Buyer and Seller each agrees to timely sign and deliver (or to cause to be timely signed and delivered) such certificates or forms as may be necessary or appropriate and otherwise to cooperate to establish any available exemption from (or otherwise reduce) any such Transfer Taxes.

Section 9.04.Refunds. Buyer shall pay, within five (5) days of receipt, to Seller any Tax refunds that are received by Buyer or its Affiliates, and any amounts credited against Tax to which Buyer or any of its Affiliates becomes entitled, and which Tax Buyer or any of its Affiliates would otherwise be required to pay currently, that relate to Taxes paid by Seller or any of its Affiliates.

Section 9.05.Tax Cooperation.  Without limiting the obligations set forth in Sections 6.02 and 7.01, the Parties shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Transferred Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any audit, proposed adjustment or deficiency, assessment, claim, suit or other proceeding relating to any Taxes or Tax Return; provided that the Buyer will not be able to review any Tax Returns of the Seller or its Affiliates. The Parties shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to the Transferred Assets of the Buyer. Each Seller Party shall provide to Buyer any information in such Seller Party’s possession with respect to any of the Transferred Assets or Assumed Liabilities that is reasonably requested by Buyer for purposes of the Buyer’s or any REIT Affiliate of Buyer’s compliance with its (i) quarterly and annual REIT requirements pursuant to Code Sections 856(c)(2), (c)(3) and (c)(4) and the Treasury Regulations thereunder or (ii) REIT tax compliance or reporting obligations; provided that Buyer acknowledges and agrees that no Seller Party shall (x) be required to perform any analysis of such information or provide any advice or representation, including for the avoidance of doubt, regarding the value of any assets securing or providing collateral for the Transferred Assets, (y) be required to compile any written information unless such information is readily available to such Seller Party for delivery to Buyer, or (z) have any liability for the Buyer’s or such REIT Affiliate’s failure to satisfy such REIT requirements or REIT compliance or reporting obligations. In addition, during the period between the date hereof and the Closing Date, each

Seller Party agrees to use commercially reasonable efforts to request any information from an Obligor under a Transferred Financing Contract that is reasonably requested by Buyer for purposes of the Buyer’s or any REIT Affiliate of Buyer’s compliance with its (i) quarterly and annual REIT requirements pursuant to Code Sections 856(c)(2), (c)(3) and (c)(4) and the Treasury Regulations thereunder or (ii) REIT tax compliance or reporting obligations; provided that Buyer acknowledges and agrees that no Seller Party shall have any liability for (x) the failure of any Obligor under a Transferred Financing Contract to provide such requested information or (y) the Buyer’s or such REIT Affiliate’s failure to satisfy such REIT requirements or REIT compliance or reporting obligations. Buyer agrees that it shall preserve and keep, or cause to be preserved and kept, all original books and records in respect of the Business relating to any Taxes with respect to taxable years or periods (in whole or in part) ending on or before the Closing Date and in the possession of Buyer or its Affiliates in accordance with Section 7.05.

Section 9.06.Post-Closing Actions. Without Seller’s consent, Buyer shall not, and shall not permit any of its Affiliates to, (i) voluntarily approach any Taxing Authority regarding any Taxes or Tax Returns relating to a Transferred Asset for any Tax period ending on or before the Closing Date or a Straddle Period or (ii) on the Closing Date, take any action relating to Taxes, or that would create a Tax Liability, with respect to the Transferred Assets after the Closing that is outside the ordinary course of business (other than as expressly contemplated by this Agreement) and for which any Seller Party is liable pursuant to this Agreement.

ARTICLE X

CONDITIONS TO CLOSING

Section 10.01.Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or Seller’s waiver in its sole discretion, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties; Covenants. (i) The Buyer Fundamental Representations (without giving effect to the exceptions of “material” or “Material Adverse Effect” in such representations and warranties) shall be true and correct in all respects, in each case, at and as of the Closing Date with the same effect as though made at and as of such time (or if made as of a specified date, only as at and as of such date), (ii) other than the Buyer Fundamental Representations, the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects, in each case, at and as of the Closing Date with the same effect as though made at and as of such time (or if made as of a specified date, only as at and as of such date), except where failure to be true and correct would not reasonably be expected to prevent, impair or materially delay Buyer’s ability to perform its obligations under this Agreement or any other the Transaction Agreements to which it is a party or consummate the Transactions pursuant to and in accordance with the terms herein and therein, and (iii) Buyer shall not have failed to perform in any material respect any obligation or to comply in any material respect with any of the covenants contained in this Agreement required to be complied with by Buyer on or before the Closing.

(b)Government Approvals. All (i) Required Government Approvals shall have been obtained and shall be in full force and effect (or, in the case of waiting periods, shall have expired or been waived or terminated) and (ii) Required Government Notices shall have been made.

(c)No Order. There shall be no Order in existence that prohibits or materially restrains the sale of the Transferred Assets, the assumption of the Assumed Liabilities or the other Transactions, and there shall be no proceeding brought by any Government Authority pending before any court of competent jurisdiction seeking such an Order.

(d)Transaction Agreements. Buyer shall have executed and delivered to Seller all Buyer Transaction Agreements; provided that Seller may not assert that this condition shall not have been satisfied if the failure of any such Buyer Transaction Agreement to be executed and delivered by Buyer was the result of a breach of Seller’s obligations under this Agreement.

Section 10.02.Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver in its sole discretion, at or before the Closing, of each of the following conditions:

(a)Representations and Warranties; Covenants. (i) The Seller Fundamental Representations (without giving effect to the exceptions of “material” or “Material Adverse

Effect” in such representations and warranties) shall be true and correct in all material respects, in each case, at and as of the Closing Date with the same effect as though made at and as of such time (or if made as of a specified date, only as at and as of such date), (ii) other than the Seller Fundamental Representations, the representations and warranties of Seller contained in this Agreement shall be true and correct in all respects, in each case, at and as of the Closing Date with the same effect as though made at and as of such time (or if made as of a specified date, only as at and as of such date) except for breaches or inaccuracies, as the case may be, as to matters that, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect, provided,  however, that for purposes of determining the satisfaction of the condition in this clause (ii), no effect shall be given to the exceptions of “material” or “Material Adverse Effect” in such representations and warranties, and (iii) no Seller Party shall have failed to perform in any material respect any obligation or to comply in any material respect with any of the covenants contained in this Agreement required to be complied with by any Seller Party on or before the Closing.

(b)Government Approvals. All (i) Required Government Approvals shall have been obtained and shall be in full force and effect (or, in the case of waiting periods, shall have expired or been waived or terminated) and (ii) Required Government Notices shall have been made.

(c)No Order. There shall be no Order in existence that prohibits or materially restrains the sale of the Transferred Assets, the assumption of the Assumed Liabilities or the other Transactions, and there shall be no proceeding brought by any Government Authority pending before any court of competent jurisdiction seeking such an Order.

(d)Seller Transaction Agreements. The Seller Parties shall have executed and delivered, or caused to be executed and delivered, to Buyer all Seller Transaction Agreements; provided that Buyer may not assert that this condition shall not have been satisfied if the failure of any such Seller Transaction Agreement to be executed and delivered by Seller was the result of a breach of Buyer’s obligations under this Agreement.

Section 10.03.Frustration of Closing Conditions. Neither Seller nor Buyer may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use reasonable best efforts to cause the Closing to occur, including as required by Section 6.04.

Section 10.04.Waiver of Closing Conditions. Upon the occurrence of the Closing, any condition set forth in this Article X that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE XI

TERMINATION

Section 11.01.Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated before the Closing:

(a)by the mutual written consent of Seller and Buyer;

(b)by Seller, if Buyer shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Buyer that would cause any Closing Condition set forth in Section 10.01(a) not to be satisfied, which breach cannot be cured or has not been cured within forty-five (45) days (but no later than the Outside Date) after receipt of written notice thereof; provided,  however, that Seller shall not have the right to terminate this Agreement under this Section 11.01(b) if Seller is then in material breach or material default of any of its representations, warranties, covenants or agreements under this Agreement;

(c)by Buyer, if Seller shall have breached any representation or warranty or failed to comply with any covenant or agreement applicable to Seller that would cause any Closing Condition set forth in Section 10.02(a) not to be satisfied, which breach cannot be cured or has not been cured within forty-five (45) days (but not later than the Outside Date) after receipt of written notice thereof; provided,  however, that Buyer shall not have the right to terminate this Agreement under this Section 11.01(c) if Buyer is then in material breach or material default of any of its representations, warranties, covenants or agreements under this Agreement;

(d)by either Seller or Buyer if the Closing shall not have occurred by December 31, 2018 (the “Outside Date”); provided,  however, that the right to terminate this Agreement under this Section 11.01(d) shall not be available to a Party if its breach of this Agreement (including the failure to act in good faith or to use commercially reasonable efforts to cause the Closing to occur) shall have been the cause of, or shall have resulted in, the failure of the Closing to occur before such date;

(e)by either Seller or Buyer in the event of the issuance of a final, nonappealable Order permanently restraining or prohibiting the Transactions or any applicable Law shall have been enacted, entered, promulgated or enforced by any Government Authority that prohibits or makes illegal the consummation of the Transactions; or

(f)by either Seller or Buyer in the event that any Required Government Approval has been denied and such denial has become final and non-appealable.

(g)by Seller if (i) all of the conditions set forth in Section 10.02 have been and remain satisfied (in each case, other than those, by their nature, to be satisfied at the Closing itself), (ii) Seller has confirmed in an irrevocable written notice delivered to Buyer that it is ready, willing and able to consummate the Closing and the conditions set forth in Section 10.02 to be satisfied at the Closing will be satisfied at the Closing pursuant to Section 2.03 (iii) Buyer has failed to consummate the Closing when required pursuant to Section 2.03, (iv) Seller has given Buyer written notice at least three (3) Business Days prior to such termination stating Seller’s intention to terminate this Agreement pursuant to this Section 11.01(g) if Buyer fails to consummate the Closing and (v) Buyer fails to consummate the Closing on the date set forth in the foregoing notice.

Section 11.02.Notice of Termination. Either Party desiring to terminate this Agreement pursuant to Section 11.01 shall give written notice of such termination to the other Party in accordance with the provisions of this Agreement.

Section 11.03.Effect of Termination.

(a)In the event this Agreement is terminated pursuant to Section 11.01, this Agreement shall thereupon become null and void and of no further force and effect, except for the provisions of (i) Section 6.03, (ii) Section 6.11(g), (iii) Section 11.01, (iv) this Section 11.03 (v) Section 12.09 and (vi) Article XIII. Nothing in this Section 11.03 shall be deemed to release any Party from any Liability for any breach by such Party of any term of this Agreement or impair the right of any party to compel specific performance by any other party of its obligations under this Agreement; provided,  however, that (and without prejudice to the terms of Section 11.03(b)), if this Agreement is validly terminated pursuant to this Article XI, no Party shall have any remedy or right to recover for any Liabilities arising from any breach of any representation or warranty contained herein unless such breach was a willful and material breach on the part of the breaching Party. For purposes of this Agreement, “willful and material breach” means a material breach of this Agreement that is a consequence of an act (or failure to act) undertaken by the breaching Party with the knowledge that the taking of (or failure to take) such act would cause a breach of this Agreement.

(b)Notwithstanding Section 11.03(a), if this Agreement is terminated by Seller (i) pursuant to Section 11.01(b) or Section 11.01(g) or (ii) pursuant to Section 11.01(d) and, in the case of this clause (ii), the Closing Conditions set forth in Section 10.02 (other than those to be satisfied at the Closing itself) are satisfied or waived at the time of such termination, then Buyer shall pay an amount equal to $100,000,000 (the “Termination Fee”) to Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Seller as promptly as reasonably practicable (and in any event, within three (3) Business Days following such termination). Buyer acknowledges that the agreements contained in this Section 11.03(b) are an integral part of the Transactions, and that without these agreements, Seller would not have entered into this Agreement; accordingly, if Buyer fails to timely pay any amount due pursuant to this Section 11.03(b), and, in order to obtain the payment, Seller commences an Action which results in a judgment against Buyer for the payment set forth in this Section 11.03(b), Buyer shall pay Seller its reasonable out-of-pocket expenses (including attorney’s fees and expenses and disbursements) in connection with such Action, together with interest on such payment at the Interest Rate through the date such payment was actually received.  Each of Seller and Buyer acknowledges that the Termination Fee is not a penalty, but rather a reasonable amount that will compensate Seller for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.

(c)Notwithstanding anything to the contrary contained herein or otherwise (but subject to Sections 6.11(g) and Section 13.17 and Seller’s right to specific performance pursuant to Section 13.16), Seller’s receipt of the Termination Fee (if payable pursuant to Section 11.03(b)) and any indemnification or reimbursement obligation that may arise pursuant to Section 6.11(a) shall be the sole and exclusive remedy of Seller against Buyer, the Lenders and any of their respective former, current or future Affiliates, and the stockholders, general or limited partners, managers, members, directors, officers, employees, agents, Lender Related Parties or other Representatives (each, including Buyer, a “Buyer Related Party”) for any Loss suffered hereunder, under the Transaction Agreements or otherwise in connection with the Transactions, including as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the Transaction Agreements or the failure of the Transactions to be consummated and upon payment in full of such amounts, (i) no Buyer Related Party shall have any further liability or obligation relating to or arising out of this Agreement, the Transaction Agreements or the Transactions, (ii) neither Seller nor any of its Affiliates shall be entitled to bring or maintain any Action against any Buyer Related Party arising out of or in connection with this Agreement, any Transaction Agreement or the Transactions (including any Actions relating to the Debt Financing or Debt Commitment Letter) or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination and (iii) Seller shall cause any Action pending in connection with this Agreement, any Transaction Agreement or the Transactions (including any Action relating to the Debt Financing or Debt Commitment Letter) or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof), to the extent maintained by Seller, any of Seller’s Affiliates or any of Seller’s or Seller’s Affiliates’ respective Representatives any against any Buyer Related Party, to be dismissed with prejudice promptly, and in any event within five (5) Business Days after the payment of the Termination Fee.

ARTICLE XII

INDEMNIFICATION

Section 12.01.Survival. The representations and warranties of Seller and Buyer contained in or made pursuant to this Agreement shall survive in full force and effect until the one year anniversary of the Closing Date, at which time they shall terminate and no claims shall be made for indemnification under Sections 12.02 or 12.03 thereafter; provided,  however, that the Seller Fundamental Representations and the Buyer Fundamental Representations shall survive in full force and effect until the fifth anniversary of the Closing Date and the representations and warranties set forth in Section 4.10 shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations (taking into account extensions and tollings thereof). All covenants and other agreements of the parties contained herein shall survive the Closing until performed. Notwithstanding the foregoing, if written notice of a claim has been given pursuant to this Article XII prior to the expiration of the survival period with respect to the applicable representations, warranties, covenants or agreements by the Person seeking indemnification for such claim, then such representations, warranties, covenants or agreements shall survive as to such claim until such claim has been finally resolved pursuant to this Article XII.

Section 12.02.Indemnification by Seller.

(a)From and after the Closing, and subject to the terms and conditions of this Agreement, Seller shall indemnify and hold harmless Buyer and its Affiliates (collectively, the “Buyer Indemnified Parties”) against, and reimburse any Buyer Indemnified Party for, all Losses that such Buyer Indemnified Party may suffer or incur, or become subject to, as a result of:

(i)prior to their expiration in accordance with Section 12.01, the failure of any representations or warranties made by Seller in this Agreement to be true and correct as of the Closing Date, except to the extent such representations and warranties relate to a specific date (in which case, the failure of such representations and warranties to be true and correct as of such specific date);

(ii)prior to their expiration in accordance with Section 12.01, any breach or failure by Seller to perform any of its covenants, agreements or obligations pursuant to this Agreement; or

(iii)any Excluded Liability.

(b)Notwithstanding anything in this Agreement to the contrary (other than as set forth in Section 9.01) and except for any claims or causes of actions arising out of, involving or otherwise in respect of actual and proven fraud:

(i)Seller shall not be required to indemnify or hold harmless any Buyer Indemnified Party against, or reimburse any Buyer Indemnified Party for any Losses pursuant to any of (y) Section 12.02(a)(i) (other than with respect to the Seller Fundamental Representations and representations and warranties made in Section 4.10) or (z) Section 12.02(a)(ii) to the extent relating to breaches of covenants that by their terms apply or are to be performed in whole or in part prior to the Closing Date:

(A)with respect to any claim unless such claim (together with all other claims, if any, resulting from the same facts and circumstances) involves Losses in excess of $500,000 (nor shall such item be applied to or considered for purposes of calculating the aggregate amount of Buyer Indemnified Parties’ Losses for purposes of clause (B) below); and

(B)except with respect to the representations and warranties set forth in Section 4.05, until the aggregate amount of Buyer Indemnified Parties’ Losses exceeds $21,634,080.83 (the “Deductible Amount”), after which Seller shall only be obligated for such aggregate Losses of Buyer Indemnified Parties in excess of the Deductible Amount; but only if such Losses also meet the requirements of Section 12.02(b)(i)(A);

(ii)the cumulative indemnification obligations of Seller under (A) Section 12.02(a)(i) (other than the indemnification obligation of Seller with respect to Seller Fundamental Representations and representations and warranties made in Section 4.05 and Section 4.10) and (B) Section 12.02(a)(ii) for breaches of covenants that by their terms apply or are to be performed in whole or in part prior to the Closing Date shall in no event exceed $108,170,404.15 (the “Cap”);

(iii)the cumulative indemnification obligation of Seller (A) with respect to the matters specified in Section 12.02(b)(ii) that are subject to the Cap and (B) under Section 12.02(a)(i) (solely with respect to representations and warranties made in Section 4.05) shall in no event exceed $324,511,212.46;

(iv)the cumulative indemnification obligation of Seller under Article XII with respect to any Transferred Financing Contract, shall in no event exceed the Loan Purchase Price with respect to such Transferred Financing Contract;

(v)the cumulative indemnification obligation of Seller under Section 12.02(a)(i) (other than with respect to the representations and warranties made in Section 4.10) and Section 12.02(a)(ii) shall in no event exceed $540,852,020.76;

(vi)the cumulative indemnification obligation of Seller under Section 9.01 and Article XII shall in no event exceed an amount equal to the Purchase Price (after giving effect to any upward or downward Post-Closing Adjustment pursuant to Section 3.06);

(vii)the Buyer Indemnified Parties shall not have any right to indemnification under this Agreement with respect to, or based on, Taxes to the extent such Taxes (A) are attributable to Tax periods (or portions thereof) beginning after the Closing Date, (B) result from transactions or actions taken by Buyer or any of its Affiliates after the Closing that are not specifically contemplated by this Agreement or (C) are reimbursable by or collectible from any Obligors pursuant to the terms of a Transferred Financing Contract.

Section 12.03.Indemnification by Buyer.

(a)From and after the Closing, and subject to the terms of this Agreement, Buyer shall indemnify and hold harmless Seller and its Affiliates (collectively, the “Seller Indemnified Parties”) against, and reimburse any Seller Indemnified Party for, all Losses that such Seller Indemnified Party may suffer or incur, or become subject to, as a result of:

(i)prior to their expiration in accordance with Section 12.01, the failure of any representations or warranties made by Buyer in this Agreement to be true and correct as of the Closing Date, except to the extent such representations and warranties relate to a specific date (in which case, the failure of such representations and warranties to be true and correct as of such specific date);

(ii)prior to their expiration in accordance with Section 12.01, any breach or failure by Buyer to perform any of its covenants, agreements or obligations pursuant to this Agreement; or

(iii)except for claims with respect to which Seller is obligated to indemnify the Buyer Indemnified Parties pursuant to Section 12.02,  the Business or the ownership or operation of the Transferred Assets and the Assumed Liabilities after the Closing.

Section 12.04.Notification of Claims.

(a)Except as otherwise provided in this Agreement, a Person that may be entitled to be indemnified under this Agreement (the “Indemnified Party”), shall promptly notify the Party liable for such indemnification (the “Indemnifying Party”) in writing of any pending or threatened claim, demand or circumstance that the Indemnified Party has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a “Third Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim, demand or circumstance; provided,  however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XII except to the extent the Indemnifying Party is prejudiced by such failure, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered before the expiration of any applicable survival period specified in Section 12.01 for such representation or warranty.

(b)Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 12.04(a) with respect to any Third Party Claim, the Indemnifying Party shall have the right (but not the obligation) to assume the defense and control of any Third Party Claim and, in the event that the Indemnifying Party shall assume the defense of such claim, it shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. The Person that shall control the defense of any such Third Party Claim (the “Controlling Party”) shall select counsel, contractors and consultants of recognized standing and competence after consultation with the other Party and shall take all steps reasonably necessary in the defense or settlement of such Third Party Claim.

(c)Seller or Buyer, as the case may be, shall, and shall cause each of its Affiliates and Representatives to, cooperate fully with the Controlling Party in the defense of any Third Party Claim. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, without the consent of any Indemnified Party, provided that the Indemnifying Party shall (i) pay all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement (subject to

Section 12.02(b), if applicable) and (ii) obtain, as a condition of any settlement or other resolution, a complete release of any Indemnified Party potentially affected by such Third Party Claim.

Section 12.05.Exclusive Remedies. Except for the right of a Party to specific performance pursuant to Section 13.16, any claims or causes of action arising out, involving or otherwise in respect of actual and intentional fraud, or as otherwise expressly set forth in this Agreement, following the Closing, the indemnification provisions of this Article XII shall be the sole and exclusive remedies of any Seller Indemnified Party and any Buyer Indemnified Party, respectively, for any Losses (including any Losses from claims for breach of contract, warranty, tortious conduct (including negligence) or otherwise and whether predicated on common law, statute, strict liability, or otherwise) that it may at any time suffer or incur, or become subject to, as a result of, or in connection with, any breach of or inaccuracy with respect to any representation or warranty set forth in this Agreement, by Buyer or Seller, respectively, or any breach or failure by Buyer or Seller, respectively, to perform or comply with any covenant or agreement set forth herein. Without limiting the generality of the foregoing, the Parties hereby irrevocably waive any right of rescission they may otherwise have or to which they may become entitled.

Section 12.06.Additional Indemnification Provisions.

(a)With respect to each indemnification obligation contained in this Agreement: (i) each such obligation shall be reduced by any Tax benefit actually realized by the Indemnified Party, (ii) all Losses shall be offset by any amounts recoverable by the Indemnified Party pursuant to any indemnification by, or indemnification agreement with, any third party or any insurance policy or other cash receipts or sources of reimbursement in respect of such Loss, (iii) all Losses will be determined after deducting therefrom the amount of any reserve with respect to such matter on the Disclosure Schedules or the Final Settlement Statement and (iv) Seller shall not be liable for any Losses to the extent that such Losses suffered by any Buyer Indemnified Party (A) result from any act or omission by such Buyer Indemnified Party, (B) result from the failure of such Buyer Indemnified Party to take reasonable action to mitigate such Losses, (C) are taken into account in the calculation of the Closing Transferred Assets Amount as reflected on the Final Settlement Statement or (D) result from the operation of the Business after the Closing.

(b)If an Indemnifying Party makes any payment for any Losses suffered or incurred by an Indemnified Party pursuant to the provisions of this Article XII, such Indemnifying Party shall be subrogated, to the extent of the amount of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Losses and with respect to the claim giving rise to such Losses.

(c)For purposes of this Article XII and solely for purposes of determining the amount of Losses (but not determining whether there existed a breach of or inaccuracy in any representation or warranty), each representation and warranty contained in this Agreement shall be read without regard to any materiality, Material Adverse Effect or similar qualification contained in or otherwise applicable to such representation or warranty.

Section 12.07.Mitigation. Each Party shall, and shall cause its applicable Affiliates and Representatives to, take reasonable steps to mitigate their respective Losses upon and after becoming aware of any fact, event, circumstance or condition that has given rise to or would reasonably be expected to give rise to, any Losses for which it would have the right to seek indemnification hereunder.

Section 12.08.Third Party Remedies.

(a)If any Buyer Indemnified Party is at any time entitled (whether by reason of a contractual right, availability of insurance, or a right to require a payment discount or otherwise) to recover from another Person any amount in respect of any matter giving rise to a Loss that is indemnifiable by Seller hereunder (whether before or after Seller has made a payment to any Buyer Indemnified Party hereunder and in respect thereof), Buyer shall (and shall cause its applicable Affiliates and Representatives to) (a) promptly notify Seller and provide such information as Seller may require relating to such right of recovery and the steps taken or to be taken by Buyer in connection therewith, (b) if so required by Seller (subject to Buyer being indemnified to its reasonable satisfaction by Seller against all reasonable out-of- pocket costs and expenses incurred by Buyer in respect thereof) and before being entitled to recover any amount from Seller under this Agreement, first take all steps (whether by making a claim against its insurers, commencement of an Action or otherwise) as Seller may reasonably require to pursue such recovery and (c) keep Seller fully informed of the progress of any action taken in respect thereof. Thereafter, any claim against Seller in respect of the same Loss suffered by such Buyer Indemnified Party shall be limited (in addition to the other limitations set forth in Section 12.02(b)) to the amount by which such Loss exceed the amounts so recovered by such Buyer Indemnified Party. If Buyer Indemnified Parties recover any amounts in respect of Losses from any third party at any time after Seller has paid all or a portion of such Losses to Buyer Indemnified Parties pursuant to the provisions of this Article XII, Buyer shall, or shall cause such Buyer Indemnified Parties to, promptly (and in any event within 5 Business Days after receipt) pay over to Seller the amount so received (but only to the extent previously paid by Seller).

Section 12.09.Limitation on Liability. Notwithstanding anything in this Agreement or in any other Transaction Agreement to the contrary, in no event shall either Party or any Lender Related Party have any Liability under any Transaction Agreement (including under this Article XII) for any consequential, special, incidental, indirect or punitive damages or similar items (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to a breach or alleged breach of this Agreement); provided that such limitation shall not limit either Party’s right to recover contract damages in connection with the other Party’s failure to close in breach or violation of this Agreement.

Section 12.10.Characterization of Payments. Seller and Buyer shall treat any adjustments or indemnity payments made pursuant to this Agreement as adjustments to the Purchase Price for purposes of any Tax imposed on or measured by net or taxable income unless applicable Tax Law requires such payment not to be so treated.

ARTICLE XIII

MISCELLANEOUS

Section 13.01.Rules of Construction. The following rules of construction shall govern the interpretation of this Agreement:

(a)references to “applicable” Law or Laws with respect to a particular Person, thing or matter means only such Law or Laws as to which the Government Authority that enacted or promulgated such Law or Laws has jurisdiction over such Person, thing or matter as determined under the Laws of the State of New York as required to be applied thereunder by a court sitting in the State of New York; references to any statute, rule, regulation or form (including in the definition thereof) shall be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

(b)an item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a Final Settlement Statement to the extent (i) there is a reserve, accrual or other similar item underlying a number on such Final Settlement Statement that is related to the subject matter of such representation, (ii) such item is otherwise specifically set forth on the Final Settlement Statement or (iii) such item is reflected on the Final Settlement Statement and is specifically referred to in the notes thereto;

(c)when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in beginning the calculation of such period will be excluded (for example, if an action is to be taken within two (2) days after a triggering event and such event occurs on a Tuesday, then the action must be taken by Thursday); if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day;

(d)whenever the context requires, words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires;

(e)(i) the provision of a table of contents, the division into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and (ii) references to the terms “Article,” “Section,” “subsection,” “subclause,” “clause,” “Schedule” and “Exhibit” are references to the Articles, Sections, subsections, subclauses, clauses, Schedules and Exhibits to this Agreement unless otherwise specified;

(f)(i) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto, (ii) the terms “include,” “includes,” “including” and words of similar import when used in this

Agreement mean “including, without limitation” unless otherwise specified, (iii) the term “any” means “any and all” and (iv) the term “or” shall not be exclusive and shall mean “and/or”;

(g)(i) references to “days” means calendar days unless Business Days are expressly specified, (ii) references to “written” or “in writing” include in electronic form and (iii) references to “$” mean U.S. dollars;

(h)references to any Person includes such Person’s successors and permitted assigns;

(i)whenever this Agreement requires any Seller Party to take any action, such requirement shall be deemed to involve an undertaking on the part of Seller to take such action or to cause such Seller Party to take such action;

(j)each Seller Party hereby agrees that (i) Buyer may deal exclusively with Seller on all matters relating to the Transaction Agreements, (ii) Buyer shall have the right to rely on all notices, communications and directions given by Seller on behalf of the other Seller Parties, and (iii) any notices, communications or directions addressed to such Seller Party but given by Buyer to Seller in accordance with Section 13.03 shall be deemed to have been given to such Seller Party; and

(k)each Party has participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any provision in this Agreement; the language used herein will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against either Party. Further, prior drafts of this Agreement or any ancillary agreements hereto or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or any ancillary agreements hereto shall not be used as an aide of construction or otherwise constitute evidence of the intent of the Parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

Section 13.02.Expenses. Except as otherwise specified in the Transaction Agreements, each Party will pay its own costs and expenses, including legal, consulting, financial advisor and accounting fees and expenses, incurred in connection with the Transaction Agreements and the Transactions, irrespective of when incurred or whether or not the Closing occurs.

Section 13.03.Notices. All notices and other communications under or by reason of the Transaction Agreements shall be in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) when delivered by e-mail transmission with receipt confirmed (followed by delivery of an original by another delivery method provided for in this Section 13.03) or (c) upon delivery by overnight courier service, in each case to the addresses and attention parties indicated below (or such other address, e-mail address or attention party as the recipient party has specified by prior notice given to the sending party in accordance with this Section 13.03):

If to Seller, to:	General Electric Company 41 Farnsworth Street Boston, MA 02210 Attention: Senior Counsel, Transactions
with a copy (which will not constitute notice) to:	Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attention: Rory B. O’Halloran E-mail: Rory.OHalloran@Shearman.com
If to Buyer, to:	Starwood Property Trust, Inc. 591 West Putnam Avenue Greenwich, CT 06830 Attention: Andrew Sossen E-mail: asossen@starwood.com
with a copy (which will not constitute notice) to:	Sidley Austin LLP 787 7th Avenue New York, NY 10019 Attention: Michael A. Gordon E-mail: mgordon@sidley.com

Section 13.04.Public Announcements. The initial press release to be issued by each Party with respect to the execution of this Agreement shall be reasonably agreed upon by the other Party. Neither Party or any Affiliate or Representative of either Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of the Transaction Agreements or the Transactions without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) the foregoing shall not restrict Buyer, Starwood Capital Group Global, L.P., Starwood Energy Group from providing customary information regarding this Agreement or the Transaction to the limited partners of any funds managed, directly or indirectly, by Starwood Capital Group Global, L.P. or Starwood Energy Group that are subject to customary confidentiality obligations, (b) the foregoing shall not prohibit Starwood Property Trust, Inc. from providing customary information to shareholders of Starwood Property Trust, Inc. or analysts, or (c) as a Party believes in good faith and based on reasonable advice of counsel is required by applicable Law (including in relation to any securities offering document, which if conducted prior to the Closing Date will be effected in accordance with Section 6.11(h)) or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities (in which case the disclosing Party will use its commercially reasonable efforts to (i) advise the other Party before making such disclosure and (ii) provide such other Party a reasonable opportunity to review and comment on such release or announcement and consider in good faith any comments with respect thereto).

Section 13.05.Severability. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, as a matter of public policy or on any other grounds, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Government Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 13.06.Assignment. This Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Neither Party may assign (whether by operation of Law or otherwise) this Agreement or any rights, interests or obligations provided by this Agreement without the prior written consent of the other Party; provided,  however, that (a) either Party may assign this Agreement and any or all rights and obligations under this Agreement to any of its Affiliates upon prior written notice to the other Party, and (b) Buyer may, without Seller’s consent: (i) assign its rights (including rights to be indemnified by Seller) hereunder with respect to any or all of the Transferred Assets or Assumed Liabilities to one or more Designated Buyer Entities in accordance with Section 2.04; (ii) collaterally assign its rights hereunder to one or more Lenders or other debt financing sources; and (iii) assign this Agreement or any of its rights, interests or obligations under this Agreement, in whole or in part, upon Buyer’s sale, disposition or other transfer, in whole or in part, of the Business, the Transferred Assets or the Assumed Liabilities; provided,  further, that, no such assignment pursuant to clause (a) or (b) above shall release either Party from any Liability under this Agreement. Any attempted assignment in violation of this Section 13.06 shall be void ab initio.

Section 13.07.No Third Party Beneficiaries.

(a)This Agreement and the other Transaction Agreements are for the sole benefit of the Parties and their respective successors and permitted assigns, and, except as expressly set forth in the applicable Transaction Agreement, nothing in the Transaction Agreements shall create or be deemed to create any third party beneficiary rights in any Person not a party to the Transaction Agreements, including any Affiliates of any Party.

(b)Notwithstanding the foregoing, the Lender Related Parties are express third party beneficiaries of this Section 13.07  and Sections 6.11(g),  11.03(c),  12.09,  13.06,  13.09, 13.12,  13.13,  13.14,  13.16 and 13.17.

Section 13.08.Entire Agreement. This Agreement (including the Disclosure Schedules) and the other Transaction Agreements (and all exhibits and schedules hereto and thereto) collectively constitute and contain the entire agreement and understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, correspondence, understandings, agreements and contracts, whether written or oral, among the Parties respecting the subject matter hereof and thereof.

Section 13.09.Amendments.

(a)The Transaction Agreements (including all exhibits and schedules thereto) may be amended, restated, supplemented or otherwise modified, only by written agreement making specific reference to the applicable Transaction Agreement to be amended, restated, supplemented or otherwise modified, in each case duly executed by each party to such Transaction Agreement.

(b)Notwithstanding anything in this Agreement to the contrary, this Section 13.09 and Sections 6.11(g),  11.03(c),  12.09,  13.06,  13.07,  13.12,  13.13,  13.14,  13.16 and 13.17 may not be amended, restated, supplemented or otherwise modified or waived in a manner that impacts in any material respect or is adverse to the Lender Related Parties without the prior written consent of the Lender Related Parties impacted or adversely affected thereby.

Section 13.10.Waiver. At any time before the Closing, either Seller or Buyer may (a) waive any breaches or inaccuracies in the representations and warranties of the other Person contained in this Agreement or in any document delivered pursuant to this Agreement or (b) waive compliance with any covenant, agreement or condition contained in this Agreement but such waiver of compliance with any such covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Any such waiver shall be in a written instrument duly executed by the waiving party. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy under any Transaction Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 13.11. Agreement Controls. In the event that a provision of any other Transaction Agreement is inconsistent with, conflicts with or contradicts any term of this Agreement, the terms of this Agreement will prevail.

Section 13.12.Governing Law. The Transaction Agreements, and any Action that may be based upon, arise out of or relate or be incidental to any Transaction, any Transaction Agreement, the Debt Financing, the negotiation, execution, performance or consummation of any of the foregoing or the inducement of any Party to enter into any of the foregoing, whether for breach of contract, tortious conduct or otherwise, and whether now existing or hereafter arising (each, a “Transaction Dispute”), will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of New York. Seller shall cause the Seller Indemnified Parties, and Buyer shall cause the Buyer Indemnified Parties, to comply with the foregoing as though such Indemnified Parties were a Party to this Agreement.

Section 13.13.Dispute Resolution; Consent to Jurisdiction.

(a)Except as otherwise provided in Section 3.05, any Transaction Dispute will exclusively be brought and resolved in the U.S. District Court for the Southern District of New York (where federal jurisdiction exists) or the Commercial Division of the Courts of the State of New York sitting in the County of New York (where federal jurisdiction does not exist), and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each Party irrevocably and unconditionally:

(i)submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Transaction Dispute shall be heard and determined in such courts;

(ii)agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute; and

(iii)agrees that the mailing by certified or registered mail, return receipt requested, to the Persons listed in Section 13.03 of any process required by any such court, will be effective service of process; provided,  however, that nothing herein will be deemed to prevent a Party from making service of process by any means authorized by the Laws of the State of New York.

(b)The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of New York for any purpose except with respect to any Transaction Dispute.

Section 13.14.Waiver of Jury Trial. To the maximum extent permitted by Law, each Party irrevocably and unconditionally waives any right to trial by jury in any forum in respect of any Transaction Dispute and covenants that neither it nor any of its Affiliates or Representatives will assert (whether as plaintiff, defendant or otherwise) any right to such trial by jury. Each Party certifies and acknowledges that (a) such Party has considered the implications of this waiver, (b) such Party makes this waiver voluntarily and (c) such waiver constitutes a material inducement upon which such Party is relying and will rely in entering into the Transaction Agreements. Each Party may file an original counterpart or a copy of this Section 13.14 with any court as written evidence of the consent of each Party to the waiver of its right to trial by jury.

Section 13.15.Admissibility into Evidence. All offers of compromise or settlement among the Parties or their Representatives in connection with the attempted resolution of any Transaction Dispute (a) shall be deemed to have been delivered in furtherance of a Transaction Dispute settlement, (b) shall be exempt from discovery and production and (c) shall not be admissible into evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Transaction Dispute.

Section 13.16.Remedies; Specific Performance.

(a)Except to the extent set forth otherwise in this Agreement (including in Section 12.05), all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)Each Party agrees that irreparable damage would occur and the Parties would not have an adequate remedy at law if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Parties will be entitled to injunctive relief from time to time to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case (i) without the requirement of posting any bond or other indemnity and (ii) in addition to any other remedy to which it may be entitled, at law or in equity. Furthermore, each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement, and to specifically enforce the terms of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement. Each Party expressly disclaims that it is owed any duty not expressly set forth in this Agreement and waives and releases all tort claims and tort causes of action that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution or performance of this Agreement.

(c)Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that Seller shall be entitled to specific performance of Buyer’s obligations to consummate the Closing only in the event that each of the following conditions has been satisfied: (i) all of the conditions set forth in Section 10.02 have been satisfied (in each case, other than those to be satisfied at the Closing itself), and Buyer fails to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement, including Section 2.03, (ii) the MUFG Financing has been funded or will be funded on the date the Closing is required to have occurred pursuant to this Agreement and (iii) Seller has confirmed in a written notice delivered to Buyer that if specific performance is granted and the MUFG Financing (or alternative financing, to the extent described above) are funded, Seller stands ready, willing and able for the Closing to occur. For the avoidance of doubt, while Seller may pursue both a grant of specific performance as and only to the extent expressly permitted by this Section 13.16(c) and the payment of the Termination Fee, under no circumstances shall Buyer be obligated to both specifically perform the terms of this Agreement and pay the Termination Fee.

Section 13.17.Non-Recourse. All claims, obligations, liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to the Transaction Agreements, or the negotiation, execution, or performance of the Transaction Agreements (including any representation or warranty made in, in connection with, or as an inducement to, the Transaction Agreements), may be made only against (and are expressly limited to) the entities that are expressly identified as parties in the preamble to this Agreement or the other Transaction Agreements, as applicable (“Contracting Parties”). No Person who is not a Contracting Party, including any past, present or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender (or Lender Related Party) to, any Contracting Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney, or representative of, and any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to the Transaction Agreements or based on, in respect of, or by reason of the Transaction Agreements or their negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates.

Section 13.18.Interest. If any payment required to be made to a Party under this Agreement is made after the date on which such payment is due, interest shall accrue on such amount from (but not including) the due date of the payment to (and including) the date such payment is actually made at the Interest Rate. All computations of interest pursuant to this Agreement shall be made on the basis of a year of 365 days, in each case for the actual number of days from (but not including) the first day to (and including) the last day occurring in the period for which such interest is payable.

Section 13.19.Disclosure Schedules and Exhibits. The Disclosure Schedules, the Buyer Disclosure Schedules, Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any capitalized terms used in any Exhibit or Schedule or in the Disclosure Schedules or Buyer Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement. The representations and warranties of Seller set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure Schedules, and the representations and warranties of Buyer set forth in this Agreement are made and given subject to the disclosures contained in the Buyer Disclosure Schedules. Neither Seller or Buyer nor any of their respective Affiliates shall be, or deemed to be, in breach of any such representations and warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Disclosure Schedules or the Buyer Disclosure Schedules, respectively. Where only brief particulars of a matter are set out or referred to in the Disclosure Schedules or the Buyer Disclosure Schedules or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed to the extent such particulars or contents can be reasonably inferred from the particulars or references set forth in the Disclosure Schedules or the Buyer Disclosure Schedules, as the case may be. Inclusion of information in the Disclosure Schedules and the Buyer Disclosure Schedules will not be construed as an admission that such information is material to the business, operations or condition (financial or otherwise) of the Business. The Disclosure Schedules and the Buyer Disclosure Schedules have been arranged for purposes of convenience in separately titled Schedules corresponding to the Sections of this Agreement, however, each Section of the Disclosure Schedules and the Buyer Disclosure Schedules shall be deemed to incorporate by reference information disclosed in any other Section of the Disclosure Schedules and the Buyer Disclosure Schedules, respectively, to the extent it is reasonably apparent that the disclosure of such matter is applicable to such Section of the Disclosure Schedules or the Buyer Disclosure Schedules, as the case may be.

Section 13.20.Privilege. Buyer, for itself and its Affiliates, and its and its Affiliates’ respective successors and assigns, hereby irrevocably and unconditionally acknowledges and agrees that all attorney-client privileged communications between any Seller Parties, any of their respective current or former Affiliates or Representatives, any other Person involved with the Business and their counsel, including Shearman & Sterling LLP, made before the consummation of the Closing in connection with the negotiation, preparation, execution, delivery and Closing under any Transaction Agreement, any Transaction Dispute, or, before the Closing, any other matter, shall continue after the Closing to be privileged communications with such counsel and neither Buyer nor any of its current or former Affiliates or Representatives nor any Person purporting to act on behalf of or through Buyer or any of its current or former Affiliates or Representatives, shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications belongs to Buyer or the Business or on any other grounds.

Section 13.21.Counterparts. Each Transaction Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

SELLER:
GE CAPITAL GLOBAL HOLDINGS, LLC

By:	/s/ ALEC BURGER
Name:	Alec Burger
Title:	President

[Signature Page to Asset Purchase Agreement]

BUYER:
STARWOOD PROPERTY TRUST, INC.

By:	/s/ ANDREW J. SOSSEN
Name:	Andrew J. Sossen
Title:	Authorized Signatory

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

DEFINITIONS

“Action” means any action, suit, arbitration or proceeding by or before any Government Authority.

“Affiliate” means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided,  however, that for the purposes of this Agreement Seller shall not be deemed an Affiliate of Buyer.

“Agent” means the administrative agent, collateral agent or other representative of, any bank, lender, financial institution or other Person pursuant to an Agency Agreement.

“Agreement” means this Asset Purchase Agreement, dated as of August 7, 2018, by and between Seller and Buyer, including the Disclosure Schedules, the Buyer Disclosure Schedules and the Exhibit, and all amendments to such agreement made in accordance with Section 13.09.

“Antitrust Laws” means the HSR Act and any other Laws applicable to Buyer or any Seller Party under any applicable jurisdiction that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Bankruptcy and Equity Exception” means the effect on enforceability of (a) any applicable Law relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar Law relating to or affecting creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

“Benefit Plans” means (a) all employee benefit plans (including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA) and (b) all retirement, pension, welfare benefit, bonus, stock option, equity, phantom equity or equity-based award, stock purchase, stock appreciation, restricted stock, incentive, supplemental retirement, deferred compensation, retiree health, health, dental, welfare, medical, disability, life insurance, severance, Code Section 125 flexible benefit, or vacation plans, policies, programs or agreements and any other similar plans, policies, programs or agreements.

“Business” means exclusively the business (including by acting as a lender and/or administrative agent) of sourcing, originating, arranging, underwriting, and syndicating senior secured debt positions in support of energy infrastructure project finance borrowers, including developers, independent power producers and financial owners, and managing the Transferred Assets with the Continuing Employees by or through the GE EFS Project Finance Debt Business, a segment of GE Energy Financial Services.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.

Ex. A - 1

“Buyer Disclosure Schedules” means the disclosure schedules dated as of the Agreement Date delivered by Buyer to Seller, and which form a part of this Agreement.

“Buyer Fundamental Representations” means the representations and warranties made in Section 5.01 (Incorporation and Authority of Buyer) and Section 5.07 (Brokers).

“Buyer Transaction Agreements” means this Agreement and each other Transaction Agreement to which Buyer is named as a party on the signature pages thereto.

“Buyer Transactions” means the transactions contemplated by the Buyer Transaction Agreements.

“Closing Conditions” means conditions to the respective obligations of the Parties to consummate the transactions contemplated by this Agreement, as set forth in Article X.

“Closing Transferred Assets Amount” means, without duplication, (i) with respect to each Transferred Financing Contract, the sum (the “Loan Purchase Price”) of (A) the Principal Balance under such Transferred Financing Contract determined as of the Effective Time, plus (B) the sum of (1) the amount of accrued but unpaid cash interest (or accrued non- cash PIK or similar interest that could be added to the principal balance for each Transferred Financing Contract as of the next interest payment date) owing by the Obligors to a Seller Party under such Transferred Financing Contract as of the Effective Time plus (2) the amount of accrued but unpaid fees and other amounts owing by the Obligors to a Seller Party under such Transferred Financing Contract as of the Effective Time; and (ii) (x) the amount of fees accrued but not received by the Seller Parties under the Assumed Contracts, less (y) the amount of any accrued but unpaid expenses relating to Continuing Employees (including any accrued but unpaid payroll, bonus, incentive compensation and other employee-related expenses), in each case determined as of the Effective Time in accordance with GAAP (such amount, the “Net Accrual”); provided that, for the avoidance of doubt, clause (y) shall not include any payments made pursuant to any offer letter or any other employment agreement, bonus plan or other analogous agreement or plan entered into by Buyer or its Affiliates with any Continuing Employee. For purposes of calculating the Closing Transferred Assets Amount, any amounts not denominated in United States Dollars shall be converted to United States Dollars at the exchange rate published by Bloomberg as of (or as close as practicable to) the Effective Time (or, in the case of the Closing Notice, as of a date and time not earlier than two Business Days prior to such delivery).

“Code” means the U.S. Internal Revenue Code of 1986.

“Confidentiality Agreement” means the Confidentiality Agreement dated May 21, 2018, by and between an Affiliate of Seller and Buyer, as the same may be amended from time to time in accordance with its terms.

“Consent” means any consent, approval, or authorization.

“Continuing Employees” has the meaning set forth in the Employee Matters

Agreement.

Ex. A - 2

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled by,” “Controlled,” “under common Control with” and “Controlling” shall have correlative meanings.

“Cut-Off Date Portfolio Information” means with respect to each Financing Contract on the Cut-Off Date Portfolio Tape, the information from the following fields of the Portfolio Tapes as applicable to such loan: GE ID, Borrower Name, Sponsors, Primary Revenue Contract, Revenue Contract Counterparty, Remaining tenor of contract (if applicable), Financing Type, GE Outstanding Balance (local), GE Commitment (local), Accrued Interest (local currency), Accrued Fees (local currency), Maturity Date, Seniority / Lien Position, Benchmark (Libor, Euribor, etc.), Current Margin and Commitment Fee.

“Cut-Off Date Portfolio Tape” means the computer disk, computer tape or other electronic data format delivered to Buyer pursuant to Section 3.02(a)(iii) setting forth, as of the close of business on the last Business Day of the month immediately preceding the Closing Date (or, if the Closing Date is prior to the 15th day of a month, the close of business on the last Business Day of the month immediately preceding that preceding month), the Cut-Off Date Portfolio Information for each Financing Contract included in the Signing Date Portfolio Tape and each Financing Contract relating to New Loans (other than any of the foregoing loans that have been repaid or prepaid in full and as to which all commitments have been terminated).

“Designated Buyer Entity” means a controlled Affiliate of Buyer designated in writing by Buyer to Seller no later than three (3) Business Days prior to the Closing (or in the case of Section 2.02(c), at any time prior to the expiration of the periods described therein).

“Disclosure Schedules” means the disclosure schedules dated as of the Agreement Date delivered by Seller to Buyer, and which form a part of this Agreement.

“Employment Liabilities” has the meaning set forth in the Employee Matters

Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the

rules and regulations promulgated thereunder.

“Excluded Employment Liabilities” has the meaning set forth in the Employee Matters Agreement.

“Fees” means, with respect to the Transferred Financing Contracts, amortizing fees, unused line fees, prepayment fees, fees for serving as agent, letter of credit fees or syndication fees.

“Financing Contract” means, collectively, (1) any written contract in existence on or prior to the Closing, in the form of (a) a secured or unsecured financing of assets, (b) a commitment to extend credit from time to time or (c) a secured or unsecured loan, note, bond, trust certificate or other debt instrument and in each case, with respect to which and to the extent that (i) a Seller Party is the agent, lessor, purchaser, lender, noteholder, bondholder, certificate holder, secured party or obligee (whether initially or as an assignee) or (ii) it is between an

Ex. A - 3

Obligor, on the one hand, and a lessor, purchaser, obligee, secured party or assignee of any of the foregoing, on the other hand, and (A) which would be a Financing Contract if a Seller Party were the lessor, seller, obligee, secured party or assignee of any of the foregoing thereunder, and (B) with respect to which and to the extent that a Seller Party is an assignee of the revenues or claims with respect thereto, (2) any notes, security agreements, pledge agreements, mortgages, deeds of trust, intercreditor agreements, guaranties in each case relating to such written contract in clause (1) and (3) any other ancillary agreements and other instruments relating thereto (including, in each case of clauses (1) through (3), any schedule or amendment thereto or assignment, assumption, renewal or novation thereof).

“GAAP” means U.S. generally accepted accounting principles.

“GE” means General Electric Company, a New York corporation.

“GE Materials” means, collectively: (i) the accounting policies and related documentation of GE and its Affiliates; (ii) Six Sigma and LEAN software, documentation and materials of GE and its Affiliates; (iii) the corporate policies and manuals of GE and its Affiliates; and (iv) the training materials of GE and its Affiliates.

“Government Authority” means any U.S. federal, state or local or any supra- national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Intellectual Property” means all of the following intellectual property:

(a)patents, patent applications, and patent rights, including any such rights granted upon any reissue, reexamination, division, extension, provisional, continuation, or continuation-in-part applications, (b) copyrights, moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (c) trade secrets and (d) trademarks, service marks, trade names, trade dress and Internet domain names, together with the goodwill associated exclusively therewith (“Trademarks”).

“Interest Rate” means the rate of interest per annum equal to the rate of interest published from time to time by the Wall Street Journal as the prime rate at the large U.S. money center banks.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of Buyer” means the knowledge of the Persons listed on Section 1.01 of the Disclosure Schedules under the heading “Buyer”, in each case, after reasonable inquiry of such Person’s direct reports.

“Knowledge of Seller” means the actual knowledge, without any duty of investigation or inquiry, of the Persons listed on Section 1.01 of the Disclosure Schedules under the heading “Seller”, in each case, after reasonable inquiry of such Person’s direct reports.

Ex. A - 4

“Law” means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, Order or other requirement or rule of law (including common law) promulgated by a Government Authority.

“Liabilities” means any liability, debt, guarantee, claim, cause of action, demand, expense, commitment or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description, including all costs and expenses related thereto.

“Licensed Models” means the models set forth on Section 7.03(a)(ii)-(B) of the Disclosure Schedules.

“Licensed Software” means the software set forth on Section 7.03(a)(ii)-(C) of the Disclosure Schedules.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.

“Losses” means all losses, damages, costs, expenses, Taxes and liabilities actually suffered or incurred and paid (including reasonable attorneys’ fees).

“Material Adverse Effect” means any change, effect, event or occurrence, that has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Business, taken as a whole; provided,  however, that any adverse change, effect, event or occurrence arising out of, resulting from or attributable to (a) an event or circumstances or series of events or circumstances affecting (i) the U.S. (or any other country or jurisdiction) or the global economy generally or capital, financial, banking, credit or securities markets generally, including changes in interest or exchange rates, (ii) political conditions generally of the U.S. or any other country or jurisdiction in which the Business or any Seller Party or its Affiliates operates or (iii) any industry generally in which the Business operates or in which products or services of the Business are used or distributed, (b) the negotiation, pendency, announcement or consummation of the Transactions contemplated by, or the performance of obligations under this Agreement or any other Transaction Agreement, including adverse effects related to compliance with covenants or agreements contained herein, the failure to take any action as a result of any restrictions or prohibitions set forth herein or the identity of Buyer or its Affiliates, and any adverse effect proximately caused by (A) shortfalls or declines in revenue, margins or profitability, (B) threatened or actual loss of, or disruption in, any customer, supplier, vendor, employee or landlord relationships or (C) loss of any personnel, (c) any changes in applicable Law or GAAP, or accounting principles, practices or policies that any of the Seller Parties is required to adopt, or the enforcement or interpretation thereof (d) actions specifically permitted to be taken or omitted pursuant to this Agreement or actions taken or omitted to be taken at the request or with the consent of Buyer, (e) the effect of any action taken by Buyer or its Affiliates with respect to any Transaction or with respect to any Seller Party or its Affiliates, (f) any acts of God, including any earthquakes, hurricanes, tornadoes, floods, tsunami, or other natural disasters, or any other damage to or destruction of Transferred Assets caused by casualty, (g) any hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions, or any escalation or worsening

Ex. A - 5

of any such hostilities, act of war, sabotage, terrorism or military actions, (h) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), (i) any adverse change or effect that is cured before the Closing shall not, in any such case, constitute or be deemed to contribute to a Material Adverse Effect, and otherwise shall not be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur or (j) actions taken by the Obligors pursuant to the terms of the Transferred Financing Contracts; provided that any adverse effect arising out of, resulting from or attributable to the foregoing clauses (a), (f) and (g) may be taken into account in determining whether a Material Adverse Effect has occurred or would be reasonably likely to occur to the extent such adverse effect has a material and disproportionate impact on the Business, taken as a whole, relative to other similarly situated businesses in the same industries.

“Obligor” means any Person that is an obligor, borrower, guarantor or lessee or provides security under any Financing Contract.

“Order” means any order, writ, judgment, injunction, temporary restraining order, decision, ruling, decree, stipulation, determination, award of, entered by or legally-binding agreement with, any Government Authority.

“Permits” means all permits, licenses, Consents, registrations, concessions, grants, franchises, certificates, identification numbers, exemptions, waivers, and filings issued or required by any Government Authority under applicable Law.

“Permitted Liens” means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings or that may thereafter be paid without penalty; (b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (c) solely to the extent not encumbering any Transferred Financing Contracts at the Closing, Liens incurred in the ordinary course of business securing Liabilities that are not material to the Transferred Assets, (d) Liens created by or through, or resulting from any facts or circumstances relating to, Buyer or its Affiliates; (e) Liens arising out of, under or in connection with this Agreement or the other Transaction Agreements; (f) in the case of Intellectual Property and technology, licenses, options to license, covenants or other grants; and (g) solely to the extent not encumbering any Transferred Financing Contracts at the Closing, other Liens that individually or in the aggregate would not reasonably be expected to be material to the Business.

“Person” means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

“Portfolio Tapes” means the Signing Date Portfolio Tape and the Cut-Off Date Portfolio Tape.

Ex. A - 6

“Pre-Closing Period” means the period beginning on the Agreement Date and ending on the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms.

“Principal Balance” means with respect to any Financing Contract at any time, the outstanding unpaid principal balance held by the applicable Seller Party under such Financing Contract at such time (including interest which has been capitalized or otherwise added to principal).

“REIT” means a “real estate investment trust” as defined under Section 856, et. seq. of the Code.

“Representative” of a Person means the partners, members, managers, directors, officers, employees, advisors, agents, consultants, attorneys, accountants, investment bankers or other representatives of such Person.

“Required Government Approvals” means the approvals set forth on Section 10.01(b) of the Disclosure Schedules under the heading “Required Government Approvals”.

“Required Government Notices” means the notifications set forth on Section 10.01(b) of the Disclosure Schedules under the heading “Required Government Notices”.

“Retained Intellectual Property” means any Intellectual Property (excluding (a) Trademarks, (b) Intellectual Property licensed to Buyer pursuant to the Transitional Services Agreement and (c) Intellectual Property in the GE Materials) used in connection with the operation of the Business as of the Closing Date that (i) is not Transferred Intellectual Property, and (ii) is owned by Seller or its Affiliates as of the Closing Date.

“Securities Act” means the Securities Act of 1933.

“Seller Fundamental Representations” means the representations and warranties made in Section 4.01 (Incorporation and Authority of the Seller Parties; Enforceability) and Section 4.14 (Brokers).

“Seller LCs” means collectively, (a) all letters of credit, guarantees and other financial assurance obligations issued or entered into by or on behalf of any Seller Party or its Affiliates for the account or benefit of any Obligor in connection with any Transferred Financing Contract and (b) all letters of credit and surety bonds issued for the account of Seller in connection with any Transferred Financing Contract.

“Seller Names and Seller Marks” means the names or marks of GE, Seller or any of their respective Affiliates, including names that use or contain “GE” (in block letters or otherwise), the GE monogram, “General Electric Company” and “General Electric,” either alone or in combination with other words and all marks, trade dress, logos, monograms, domain names and other source identifiers confusingly similar to or embodying any of the foregoing either alone or in combination with other words.

Ex. A - 7

“Seller Personal Data” means any information relating to an identified or identifiable natural person that (i) is obtained by Buyer or any of its Affiliates from Seller or any of its Affiliates or Representatives, (ii) is processed by Buyer or any of its Affiliates on behalf of Seller or any of its Affiliates, (iii) pertains to the personnel of Seller or any of its Affiliates, or (iv) is created by Buyer or any of its Affiliates based on information of the types referred to in any of clauses (i), (ii), or (iii) above.

“Seller Transaction Agreements” means this Agreement and each other Transaction Agreement to which any Seller Party is named as a party on the signature pages thereto.

“Seller Transactions” means the transactions contemplated by the Seller Transaction Agreements.

“Shared Intellectual Property” means any Transferred Intellectual Property (excluding Trademarks), if any, that is used in connection with any of the retained businesses of Seller or its Affiliates as of the Closing Date.

“Signing Date Portfolio Information” means with respect to each Financing Contract on the Signing Date Portfolio Tape, the information from the following fields of the Portfolio Tapes as applicable to such loan: GE ID, Borrower Name, Sponsors, Primary Revenue Contract, Revenue Contract Counterparty, Remaining tenor of contract (if applicable), Financing Type, GE Outstanding Balance (local), GE Commitment (local), Accrued Interest (local currency), Accrued Fees (local currency), Maturity Date, Seniority / Lien Position, Benchmark (Libor, Euribor, etc.), Current Margin and Commitment Fee.

“Signing Date Portfolio Tape” means the computer disk, computer tape or other electronic data format delivered to Buyer setting forth, as of June 30, 2018, the Signing Date Portfolio Information for each Financing Contract.

“Signing Date Transferred Assets Amount” means the amount set forth on Section 3.03(a)(i) of the Disclosure Schedule under the heading “Signing Date Transferred Assets Amount.”

“Standardized Form” means, with respect to a Transferred Financing Contract, a form agreed between Seller and Buyer for the transfer of beneficiary interests in loan products or marketable securities.

“Subsidiary” of any specified Person means any other Person of which such first Person owns (either directly or through one or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising Control.

“Tax” or “Taxes” means any and all taxes and other fees, duties, levies, customs, assessments, withholdings and charges, in each case, in the nature of a Tax, including any

Ex. A - 8

interest, penalties, or other additions to that may become payable in respect thereof, imposed by any Government Authority.

“Tax Returns” means any and all returns, reports, information returns, declarations or similar statements required to be supplied to any Taxing Authority with respect to Taxes, including any claim for refund or amendment thereof.

“Taxing Authority” means any Government Authority having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.

“Transaction Agreements” means this Agreement, the Employee Matters Agreement, the Transitional Services Agreement, and the Assignment and Assumption Agreements, in each case including all exhibits and schedules thereto and all amendments thereto made in accordance with the respective terms thereof.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements.

“Transfer Taxes” means any and all transfer Taxes, including sales, use, excise, stock, stamp, ad valorem, value-added, real estate or real property transfer Taxes, documentary, filing, recording, permit, license, authorization and similar Taxes and all related or similar fees and charges.

“Transferred Books and Records” means all transaction files, documents, instruments, notices, papers, books and records, (whether in paper, digital or other tangible or intangible form) that (a) relate to any Transferred Financing Contract including all credit memorandums and other credit files related to the Obligors under Transferred Financing Contracts, (b) relate to personnel and employment records to the extent transferred pursuant to the Employee Matters Agreement, (c) relate to any Financing Contract that would have been a Transferred Financing Contract if this Agreement had been executed at any point during the seven years prior to the Closing Date, or (d) exclusively relate to the Business during the seven years prior to the Closing Date and are in the possession of the Seller Parties, in each case, other than Tax Returns.

“Transferred Financing Contracts” means, collectively, the Seller Parties’ interest in (a) the Financing Contracts reflected on the Cut-Off Date Portfolio Tape and (b) the Financing Contracts entered into by a Seller Party in respect of the Business in accordance with this Agreement between the date of the Cut-Off Date Portfolio Tape and the Closing Date.

“Transferred Intellectual Property” means all Intellectual Property embodied by the Transferred Assets (excluding the Seller Names and Seller Marks); provided that Transferred Intellectual Property shall not include any Intellectual Property used in connection with the operation of the Business that is also used in connection with any of the retained businesses of Seller or any of its Affiliates, in both cases, as of the Closing Date, and further provided that, for the avoidance of doubt, such excluded Intellectual Property shall be Retained Intellectual Property to the extent owned by Seller or any of its Affiliates as of the Closing Date and not excluded from the definition of Retained Intellectual Property by (a)-(c) of such definition.

Ex. A - 9

“U.S.” means the United States of America and its territories.

Ex. A - 10

Action.................................................................................................................................Exhibit A

Affiliate ..............................................................................................................................Exhibit A

Agency Agreement ........................................................................................................Section 6.09

Agent..................................................................................................................................Exhibit A

Agreement..........................................................................................................................Exhibit A

Agreement Date ................................................................................................................. Preamble

Antitrust Laws....................................................................................................................Exhibit A

Assignment and Assumption Agreements ........................................................... Section 3.02(a)(ii)

Assumed Contracts ................................................................................................Section 2.01(a)(i)

Assumed Liabilities .................................................................................................. Section 2.01(c)

Bankruptcy and Equity Exception .....................................................................................Exhibit A

Benefit Plans ......................................................................................................................Exhibit A

Business .............................................................................................................................Exhibit A

Business Day......................................................................................................................Exhibit A

Business Employees.................................................................................................. Section 4.09(a)

Business Plans...........................................................................................................Section 4.09(b)

Buyer.................................................................................................................................. Preamble

Buyer Covenanted Parties......................................................................................... Section 7.03(a)

Buyer Disclosure Schedules ..............................................................................................Exhibit A

Buyer Fundamental Representations .................................................................................Exhibit A

Buyer Indemnified Parties ...................................................................................... Section 12.02(a)

Buyer Related Party ................................................................................................ Section 11.03(c)

Buyer Transaction Agreements..........................................................................................Exhibit A

Buyer Transactions ............................................................................................................Exhibit A

Cap ..................................................................................................................... Section 12.02(b)(ii)

Closing ...........................................................................................................................Section 2.03

Closing Conditions.............................................................................................................Exhibit A

Closing Date...................................................................................................................Section 2.03

Closing Notice .......................................................................................................... Section 3.03(a)

Closing Payment .................................................................................................. Section 3.03(a)(ii)

Closing Transferred Assets Amount ..................................................................................Exhibit A

Code ...................................................................................................................................Exhibit A

Commitment Letters ................................................................................................. Section 5.06(a)

Confidentiality Agreement.................................................................................................Exhibit A

Consent ..............................................................................................................................Exhibit A

Consultation Period...................................................................................................Section 3.05(b)

Continuing Employees.......................................................................................................Exhibit A

Contracting Parties.......................................................................................................Section 13.17

Control ...............................................................................................................................Exhibit A

Cut-Off Date Portfolio Information ...................................................................................Exhibit A

Cut-Off Date Portfolio Tape ..............................................................................................Exhibit A

Debt Commitment Letters......................................................................................... Section 5.06(a)

Debt Financing.......................................................................................................... Section 5.06(a)

Deductible Amount ........................................................................................Section 12.02(b)(i)(B)

Designated Buyer Entity ....................................................................................................Exhibit A

Disclosure Schedules .........................................................................................................Exhibit A

Ex. A - 11

Employee Matters Agreement ..............................................................................................Recitals

Effective Time ...............................................................................................................Section 2.03

ERISA ................................................................................................................................Exhibit A

Estimated Closing Transferred Assets Amount ........................................................ Section 3.03(a)

Estimated Closing Transferred Assets Excess Amount............................................ Section 3.03(a)

Estimated Closing Transferred Assets Shortfall Amount......................................... Section 3.03(a)

Excluded Assets ........................................................................................................Section 2.01(b)

Excluded Liabilities ..................................................................................................Section 2.01(d)

Existing Stock ...........................................................................................................Section 7.02(b)

Final Settlement Statement ....................................................................................... Section 3.05(c)

Financing................................................................................................................... Section 5.06(a)

Financing Contract.............................................................................................................Exhibit A

Franchise Premium ........................................................................................................Section 3.01

GAAP.................................................................................................................................Exhibit A

GE ......................................................................................................................................Exhibit A

GE Materials ......................................................................................................................Exhibit A

Government Approvals ............................................................................................. Section 6.04(a)

Government Authority .......................................................................................................Exhibit A

HSR Act .............................................................................................................................Exhibit A

ICC ............................................................................................................................ Section 3.05(c)

Indemnified Party.................................................................................................... Section 12.04(a)

Indemnifying Party ................................................................................................. Section 12.04(a)

Independent Accounting Firm .................................................................................. Section 3.05(c)

Initial Settlement Statement ...................................................................................... Section 3.04(a)

Intellectual Property...........................................................................................................Exhibit A

Interest Rate .......................................................................................................................Exhibit A

IRM Agreements....................................................................................................... Section 6.07(a)

IRM Assignment Agreements................................................................................... Section 6.07(a)

IRS .....................................................................................................................................Exhibit A

Knowledge of Seller ..........................................................................................................Exhibit A

Law ....................................................................................................................................Exhibit A

Lenders...................................................................................................................... Section 5.06(a)

Lender Related Parties ..............................................................................................Section 6.11(g)

Liabilities ...........................................................................................................................Exhibit A

Lien ....................................................................................................................................Exhibit A

Loan Purchase Price...........................................................................................................Exhibit A

Losses.................................................................................................................................Exhibit A

Material Adverse Effect .....................................................................................................Exhibit A

MUFG Financing ...................................................................................................... Section 5.06(a)

Net Swap Loss .......................................................................................................... Section 6.07(a)

New Loan Report ...........................................................................................................Section 6.10

New Loans .....................................................................................................................Section 6.10

Nonparty Affiliates ......................................................................................................Section 13.17

Notice of Disagreement ............................................................................................ Section 3.05(a)

Obligor ...............................................................................................................................Exhibit A

Order ..................................................................................................................................Exhibit A

Ex. A - 12

Outside Date............................................................................................................Section 11.01(d)

Parent Plans...............................................................................................................Section 4.09(b)

Participation Agreement ...........................................................................................Section 2.02(b)

Parties................................................................................................................................. Preamble

Permits ...............................................................................................................................Exhibit A

Permitted Liens ..................................................................................................................Exhibit A

Person.................................................................................................................................Exhibit A

Portfolio Premium..........................................................................................................Section 3.01

Portfolio Tapes...................................................................................................................Exhibit A

Post-Closing Adjustment ...............................................................................................Section 3.06

Pre-closing Assumption Event.................................................................................. Section 6.07(a)

Pre-Closing Period .............................................................................................................Exhibit A

Principal Balance ...............................................................................................................Exhibit A

Prospective Business Employee .......................................................................... Section 6.01(a)(v)

Purchase Price ................................................................................................................Section 3.01

Representative....................................................................................................................Exhibit A

Required Government Approvals ......................................................................................Exhibit A

Required Government Notices...........................................................................................Exhibit A

Retained Intellectual Property............................................................................................Exhibit A

Review Period ........................................................................................................... Section 3.04(c)

SEC ........................................................................................................................... Section 7.01(a)

Securities Act .....................................................................................................................Exhibit A

Seller .................................................................................................................................. Preamble

Seller Banker..................................................................................................................Section 4.14

Seller Covenanted Parties ......................................................................................... Section 7.03(a)

Seller Designees........................................................................................................ Section 4.01(a)

Seller Fundamental Representations..................................................................................Exhibit A

Seller Indemnified Parties....................................................................................... Section 12.03(a)

Seller Insurance Policies ........................................................................................... Section 7.04(a)

Seller LCs...........................................................................................................................Exhibit A

Seller Marks Period...................................................................................................Section 7.02(b)

Seller Names and Seller Marks..........................................................................................Exhibit A

Seller Parties ...................................................................................................................... Preamble

Seller Transaction Agreements ..........................................................................................Exhibit A

Seller Transactions.............................................................................................................Exhibit A

Shared Intellectual Property...............................................................................................Exhibit A

Signing Date Portfolio Information ...................................................................................Exhibit A

Signing Date Portfolio Tape ..............................................................................................Exhibit A

Statement of Estimated Closing Transferred Assets Amount............................... Section 3.03(a)(i)

Straddle Period...............................................................................................................Section 9.02

Sub-Agency Arrangements ............................................................................................Section 6.09

Subsidiary ..........................................................................................................................Exhibit A

Tax .....................................................................................................................................Exhibit A

Tax  Returns........................................................................................................................Exhibit A

Taxes ..................................................................................................................................Exhibit A

Taxing Authority................................................................................................................Exhibit A

Ex. A - 13

Termination Fee ...................................................................................................... Section 11.03(a)

Third Party Claim ................................................................................................... Section 12.04(a)

Third Party Components ........................................................................................... Section 7.03(a)

Third Party Consents......................................................................................................Section 6.05

Trademarks ........................................................................................................................Exhibit A

Transaction Agreements ....................................................................................................Exhibit A

Transaction Dispute .....................................................................................................Section 13.12

Transactions .......................................................................................................................Exhibit A

Transfer Taxes ...................................................................................................................Exhibit A

Transferred Assets .................................................................................................... Section 2.01(a)

Transferred Books and Records.........................................................................................Exhibit A

Transferred Financing Contracts........................................................................................Exhibit A

Transferred Intellectual Property .......................................................................................Exhibit A

Transitional Services Agreement ..........................................................................................Recitals

U.S. ....................................................................................................................................Exhibit A

Ex. A - 14